As filed with the Securities and Exchange Commission on

May 5, 2005

REGISTRATION NO.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

(Name of Small Business Issuer in its Charter)

Nevada	3272	88-395714
(State or other jurisdiction Of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 335, 3018 Schaeffer Road

Falkland, British Columbia, Canada V0E 1W0

(250) 379-2727

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

JOHN FARLEY

PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

P.O. BOX 335, 3018 SCHAEFFER ROAD

FALKLAND, BRITISH COLUMBIA, CANADA V0E 1W0

(250) 379-2727

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, par value $.001 per share (1)	18,333,333	$.09	$1,650,000	$194.21

Common Stock, par value $.001 per share (2)	12,222,222	$.20	$2,444,444	$287.71

Common Stock, par value $.001 per share (3)	9,166,667	$.25	$2,291,667	$269.73

Common Stock, par value $.001 per share (4)	9,166,667	$.30	$2,750,000	$323.68

Common Stock, par value $.001 per share (5)	6,111,111	$.45	$2,750,000	$323.68

Total	55,000,000		$11,886,111	$1,399.01

(1) Represents shares of common stock issuable in connection with the conversion of promissory notes aggregating $1,100,000, held by Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. We are required to register 150% of the shares of common stock calculated to be due upon conversion of the promissory notes. The price of $.09 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the estimated conversion price of the promissory notes. Specifically, 80% of the average of the three lowest closing bid prices of our common stock for the 30 trading days prior to conversion.

(2) Represents shares of common stock issuable in connection with the conversion of of our Class A Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.20 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class A Warrants.

(3) Represents shares of common stock issuable in connection with the conversion of of our Class B Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class B Warrants.

(4) Represents shares of common stock issuable in connection with the conversion of of our Class C Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.30 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class C Warrants.

(5) Represents shares of common stock issuable in connection with the conversion of of our Class D Warrants held by the following selling security holders: Alpha Capital Aktiengesellschaft, Platinum Partners Value Arbitrage Fund LP, JM Investors, LLC and Osher Capital Inc, respectively. The price of $.45 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Class D Warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED	, 2005

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

18,333,333 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF PROMISSORY NOTES

12,222,222 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF CLASS A WARRANTS

9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF CLASS B WARRANTS

9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF CLASS C WARRANTS

6,111,111 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF CLASS D WARRANTS

Our selling security holders are offering to sell 18,333,333 shares of common stock issuable in connection with the conversion of promissory notes, 12,222,222 shares of common stock issuable in connection with the conversion of Class A Warrants, 9,166,667 shares of common stock issuable in connection with the conversion of Class B Warrants, 9,166,667 shares of common stock issuable in connection with the conversion of Class C Warrants and 6,111,111 shares of common stock issuable in connection with the conversion of Class D Warrants.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2005

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “AVVW.” The last reported sale price of our common stock on April 29, 2005 was $0.12.

This prospectus relates to the resale by the selling security holders of up to 18,333,333 shares of common stock issuable in connection with the conversion of promissory notes, 12,222,222 shares of common stock issuable in connection with the conversion of Class A Warrants, 9,166,667 shares of common stock issuable in connection with the conversion of Class B Warrants, 9,166,667 shares of common stock issuable in connection with the conversion of Class C Warrants and 6,111,111 shares of common stock issuable in connection with the conversion of Class D Warrants. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants.

TABLE OF CONTENTS

PAGE #
ABOUT US

RISK FACTORS

USE OF PROCEEDS.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.

BUSINESS

LEGAL PROCEEDINGS.

MANAGEMENT

PRINCIPAL STOCKHOLDERS

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DESCRIPTION OF SECURITIES.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

TRANSFER AGENT

EXPERTS.

LEGAL MATTERS.

FINANCIAL STATETMENTS.

RECENT SALES OF UNREGISTERED SECURITIES.

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of Nevada on June 3, 1998. On June 28, 2002, we entered into a share exchange agreement with 648311 B.C. Ltd., a British Columbia corporation and our wholly owned subsidiary; and Mind Your Own Skin Products, Inc., a British Columbia corporation. At such time, we changed our name to AVVAA World Health Care Products, Inc.

We are a global biotechnology company specializing in providing all natural, therapeutic skin care products. We intend to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. We intend to provide to the public medically safe, natural, non-toxic health-care products. Specifically, products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. We are presently licensed to manufacture and distribute patented European skin care products which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter Neuroskin line of products through mass marketing food and drug channels in the United States. The four flagship core products of the Neuroskin lines are FDA compliant.

WHERE YOU CAN FIND US

We are located at P.O. Box 335, 3018 Schaeffer Road, Falkland, British Columbia, Canada V0E 1W0. Our telephone number is (250) 379-2727 and our facsimile number is (250) 379-2723.

SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to AVVAA World Health Care Products, Inc. and not to the selling shareholders.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE WHICH CAN LEAD TO OUR BUSINESS TO FAIL

We were incorporated in June 1998 and have had minimal revenues and nominal operations to date. Although, the present funding that we have received will allow us to commence our operations in full, we will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

Based upon current plans, we expect to incur operating losses in the immediate future. This will happen because there are expenses associated with the expected addition of more employees, office space, and production facilities. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

SINCE OUR PRODUCTS ARE SUBJECT TO A LICENSE AGREEMENT, THE FAILURE TO RENEW SUCH LICENSE AGREEMENT IN THE FUTURE CAN CAUSE OUR BUSINESS OPERATIONS TO CEASE

Pursuant to two separate license agreements, we have been granted, by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. The failure to renew such license agreement in the future can cause us to have a lack of products to sell and cause our business operations to cease.

WE INTEND TO COMMENCE LEGAL PROCEEDINGS AGAINST A FORMER OFFICER WHO HAS IMPROPERLY REGISTERED ALL PERTINENT DOMAIN NAMES IN HER NAME OR HER CONSULTING COMPANY’S NAME AND REFUSES TO TRANSFER OWNERSHIP TO US WHICH, IF SUCH LAWSUIT IS NOT SUCCESSFUL, RESULT IN THE LOSS OF KEY DOMAIN NAMES

Barbara Smith, our former Executive Vice President of Sales and Marketing, has improperly registered certain domain names in her name instead of ours. We contacted legal counsel regarding this to try to obtain control over such domain names and web sites. As of today, we have regained editing control of help4skincare.com and avvaa.com domain names and web sites. The registered ownership of the domain names is still registered in her name, or her consulting company’s name, e-Clarity Consulting Inc. Both domain names are due for renewal in 2008 and control of such domain names and web sites may be lost if ownership is not given to us. In addition, the following domain names have been improperly registered to either Ms. Smith or e-Clarity Consulting Inc.: help4animalcare.com, help4skincare.com, help4psoriaris.com, help4animalskincare.com, help4eczema.com, help4dermatitis.com, help4itchyskin.com, dermaluster.com, dermalustre.com, and sooaway.com. Ms. Smith refuses to transfer the registered ownership and control of these domain names to us. We have instructed legal counsel to commence legal proceedings seeking injunctive and other relief, recovery of full legal ownership and control of all domain names. The legal proceedings have not yet commenced. The failure to obtain the ownership of such domain names and control over editing of the respective web sites can cause us severe damage.

THE TERMINATION OF GOVERNMENT APPROVAL FOR THE PRODUCTS THAT ARE SUBJECT TO A LICENSE AGREEMENT CAN CAUSE US TO LOSE THE USE OF SUCH PRODUCTS RESULTING IN A LACK OF PRODUCTS TO GENERATE ANY SIGNIFICANT REVENUES

The products that we sell subject to a license agreement have received US FDA approvals as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products are in the process of renewal. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania. The termination of such government approvals in the US, Canada and all other countries covered by the license agreement will cause us to lose the use of such products resulting in a lack of products to generate significant revenues.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 90 DAYS AFTER THE INITIAL CLOSING DATE OF APRIL 5, 2005 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 90 days of the closing of the financing, which occurred on April 5, 2005. Therefore, if this registration statement is not declared effective by July 5, 2005 (July 4, 2005 is a legal holiday and the SEC is closed on such date), we will incur liquidated damages equal to 2% of the purchase price of the promissory notes remaining unconverted, or 2% of the purchase price of the shares that have been issued based on the conversion of the promissory notes for each 30 day period that this registration statement is not declared effective after July 5, 2005.

THE CONVERSION OF THE PROMISSORY NOTES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF OUR CLOSING BID PRICE OF OUR COMMON STOCK AND THE DECREASE OF THE CLOSING BID PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS

The conversion of the promissory notes in our recent financing is based on 80% of the average of our closing bid price of our common stock for the 30 trading days before a conversion of promissory notes. Although, the minimum conversion price is $0.08 (for the first 8 months after closing only) and the maximum conversion price is $0.20, the price of our common shares may fluctuate and the lower the average bid price in the future, will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the promissory note holders. This will result in our present shareholders being diluted.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR BUSINESS DEPENDS ON A LIMITED NUMBER OF KEY PERSONNEL, THE LOSS OF WHOM COULD NEGATIVELY AFFECT US

John Farley, our Chief Executive Officer and President and Charles Austin, our Chief Financial Officer and Secretary are important to our success. If they become unable or unwilling to continue in their present positions, our business and financial results could be materially negatively affected. We do not maintain key person life insurance on either individual.

IF WE FAIL TO ADEQUATELY MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL IN GROWING OUR BUSINESS AND BECOMING PROFITABLE

We expect our business and number of employees to grow over the next 12 months. In particular, we intend to increase personnel to handle our anticipated growth resulting from future sales. We expect that our growth will place significant stress on our operation, management, employee base and ability to meet capital requirements sufficient to support our growth. Any failure to address the needs of our growing business successfully could have a negative impact on our chance of success.

NO DIVIDENDS AND NONE ANTICIPATED

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. However, we will receive proceeds from the exercise of the warrants as follows (assuming the maximum amount of warrants are exercised and based on the present calculation of the conversion price of the promissory notes): Class A Warrants: $2,444,444 (12,222,222 multiplied by $.20 – warrant exercise price); Class B Warrants: $2,291,667 (9,166,667 multiplied by $.25); Class C Warrants: $2,750,000 (9,166,667 multiplied by $.30); and Class D Warrants: $2,750,000 (6,111,111 multiplied by $.45). Any proceeds from the exercise of the Warrants will be used for working capital and general corporate purposes. We have agreed to pay all the offering expenses related to this offering.

DETERMINATION OF OFFERING PRICE

The price of $0.09 for the shares issued is based on the conversion of the promissory notes. The price of $0.20 for the Class A Warrants; $0.25 for the Class B Warrants; $0.30 for the Class C Warrants; and $0.45 for the Class D Warrants is based on the conversion price for the Warrants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol “AVVW.” The following table sets forth the high and low bid prices for our common stock for the last two fiscal years (since the first fiscal quarter of the fiscal year June 1, 2002 through May 31, 2003).

YEAR	QUARTER	HIGH	LOW

2002	First (June 1-August 31)	1.20	0.225
2002	Second(September 1-November 30)	0.67	0.40
2002-03	Third (December 1-February 28)	0.65	0.30
2003	Fourth(March 1-May 31)	0.65	0.32
2003	First (June 1-August 31)	0.60	0.32
2003	Second(September 1-November 30)	0.56	0.30
2003-04	Third(December 1-February 28)	0.51	0.30
2004	Fourth(March 1-May 31)	0.74	0.25
2004	First(June 1-August 31)	0.578	0.22
2004	Second(September 1-November 30)	0.39	0.235
2004-05	Third(December 1-February 28)	0.31	0.145

As of April 29, 2005, in accordance with our transfer agent records, we had 192 shareholders of record. Such shareholders of record held 38,593,072 shares of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of April 29, 2005, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	8,755,471	$0.41	3,125,000
plans approved by
security holders

Equity compensation	None
plans not approved
by security holders

Total	8,755,471		3,125,000

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward- looking statements.

OVERVIEW

We were incorporated on June 3, 1998 in the State of Nevada. On June 28, 2002, we completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. (“MYOSP”), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of our issued common shares. This share issuance resulted in a reverse takeover of us by the shareholders of MYOSP. Certain directors and officers of MYOSP became our directors and officers.

We are a global biotechnology company specializing in providing all natural, therapeutic skin care products. We intend to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. Our mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. We are presently licensed to manufacture and distribute patented Europeans skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. We have developed a business plan and conducted research with respect to marketing the products.

We are considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We commenced manufacturing operations and launched a consumer web site to generate Internet sales on December 1, 2004.

As at February 29, 2005, we have a working capital deficit of $1,715,031 and have accumulated operating losses of $5,568,867 since our inception. Our continuation is dependent upon the continuing financial support of creditors and stockholders, obtaining long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

PLAN OF OPERATIONS FOR THE NEXT TWELVE MONTHS

We are presently licensed to manufacture and distribute patented European skin care products, which were scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter the Neuroskin line of products through direct to consumer sales followed by penetration into the food, drug and mass distribution channels in the United States. The three flagship core products of the Neuroskinlines are FDA compliant. We have developed a business plan and have conducted research with respect to marketing the products.

We will initially seek to generate sales and begin building brand awareness by aggressively marketing these products through the Internet. The Internet is only one element in the overall business strategy. An integrated approach will ensure cohesive efforts support both online and offline sales and marketing strategies. A comprehensive marketing plan has been developed.

Manufacturing operations commenced in November 2004 at Natures Formulae manufacturing facility in Kelowna, British Columbia with the production of the three core products of the Neuroskin line. In addition, a consumer web site was launched on December 1, 2004 http://www.help4skincare.com. This consumer-orientated information and product purchase web site was developed specifically to open the direct to consumer sales channel.

On May 10, 2004, we offered a private placement subscription for up to 2,000,000 units (subsequently increased to 2,200,000) at a purchase price of $0.25 per unit. Each unit consisted of one common share and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45.

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED FEBRUARY 28, 2005 (“2005”) COMPARED TO THE NINE MONTHS ENDED FEBRUARY 28, 2004 (“2004”)

Manufacturing operations commenced at the end of November 30, 2004 and a consumer web site was launched in December 2004, to enable the commencement of sales through the Internet, and through fax and mail orders.

The net loss in 2005 was $1,615,828 ($ 0.06 per share) compared to a net loss of $1,205,414 ($0.06 per share) in 2004, an increase of $410,414.The increased loss is a reflection of our efforts to implement our business plan. We have intensified our fundraising activities. In addition, we have increased our efforts to manage the manufacturing, distribution, marketing and sale of health care products throughout the world.

In 2005, stock-based compensation for consulting services provided to us, primarily in connection with advice on fundraising, totaled $890,699 compared to $375,158 in 2004, an increase of $515,541. Consulting fees totaled $560,869 in 2005 compared to $747,697 in 2004 for a decrease of $186,828 as more consultants were paid with shares than in the comparable period.

LIQUIDITY AND CAPITAL RESOURCES

During 2005 operations were financed through subscriptions received for common shares totaling $471,000.

As of February 28, 2005, we had a cash balance of $10,848 and had a working capital deficit of $1,715,031.

At February 28, 2005 we had inventory, principally raw materials, totaling $213,366.

On April 5, 2005, we completed a financing agreement for $1,100,000. Under the agreement, we issued a $1,100,000 convertible note. The note is convertible into our common shares over a twelve-month period on a formula basis. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The maximum conversion price is $0.20. In addition, we will issue four series of share purchase warrants. the Class A Warrants are exercisable at $0.20 per share, the Class B Warrants are exercisable at $0.25 per share, the Class C Warrants are exercisable at $0.30 per share, and the Class D Warrants warrants are exercisable at $0.45 per share. The warrants expire in five years and are callable by us when the market price is 200% of the exercise price. We are committed to filing this SB-2 Registration Statement with the SEC. There are penalty provisions for us should the filing not become effective within 120 days. There are specific provisions for use of proceeds and penalties should we vary more than 5% for each individual item specified on the use of proceeds. We are committed to a due diligence fee of 9% and paying the legal fees of the lender relating to this transaction totaling $15,000.

RESULTS OF OPERATIONS FOR THE YEAR ENDED MAY 31, 2004 (“ 2004”) COMPARED TO THE YEAR ENDED MAY 31, 2003 (“ 2003”)

We are in the development stage. We generated revenues of $9,000 in 2004 related to the sales of Mystic Mountain products. We decided not to proceed with the purchase of Mystic Mountain. There were no revenues during 2003.

The net loss in 2004 was $2,230,958 compared to a net loss of $819,608 in 2003, an increase of $1,411,350. The increased loss is a reflection of our efforts to implement our business plan. We have intensified our efforts to manage the manufacturing, distribution, marketing and sale of health care products throughout the world. We have undertaken intense market research studies in both the consumer goods and animal care industries. In addition, we have increased our fundraising activities.

Consulting fees paid to management and to consultants for advice in obtaining funding for us and for market research assistance in 2004 totaled $966,013 compared to $537,846 in 2003, an increase of $428,167.

In 2004, stock-based compensation for services provided to us totaled $977,845 compared to $169,342 in 2003, an increase of $808,503.

LIQUIDITY AND CAPITAL RESOURCES

During the year ended May 31, 2004, operations were financed through advances from related parties of $300,338; advances from others of $80,920; and issuance of common shares and subscriptions received of $581,220.

These funds raised were spent on operating activities of $918,838.

As of May 31, 2004, there was a cash balance of $42,787 and current liabilities of $1,683,759 for a working capital deficit of $1,640,972. As of April 29, 2005, there was a cash balance of $304,475.

It is our intention through our fundraising activities to obtain sufficient funding to cover our working capital deficit and to finance our further development, marketing and promotion of our products, an investor relations program, and to secure additional products.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We are considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. Our consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at February 28, 2005, we had a working capital deficit of $1,715,031 and accumulated operating losses of $5,568,867 since our inception. Our continuation is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing, the completion of product development, and achieving profitability. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements have been prepared in accordance with United States generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from management’s best estimates as additional information becomes available in the future.

FOREIGN CURRENCY TRANSACTIONS

The functional currency of our Canadian subsidiary is the Canadian dollar. The financial statements of this subsidiary are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations.

REVENUE RECOGNITION

Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. We follow the provisions of Staff Accounting Bulletin (“SAB”) No. 104; “Revenue Recognition in Financial Statements”. Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

In accordance with Emerging Issues Task Force (“EITF”) No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

LONG- LIVED ASSETS

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. We recognize impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

STOCK-BASED COMPENSATION

We account for stock-based awards using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of our employee stock options is less than the market price of the underlying common stock on the date of grant.

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (SFAS 123), established a fair value based method of accounting for stock-based awards. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

We adopted the disclosure requirements of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation -- Transition and Disclosure an Amendment of FASB Statement No. 123” (SFAS 148), to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

About Us

We were incorporated on June 3, 1998, in the State of Nevada. We currently have yet to generate any revenues and in accordance with SFAS #7, are considered a development stage company.

From inception to March 14, 2000, we were actively engaged in the acquisition and exploration of mineral properties containing gold, silver, copper, zinc and/or other mineral deposits. We operated our preliminary business as an exploration stage company with the intent to receive income from property sales, joint ventures or other business arrangements with larger companies, rather than developing and placing our properties into production on our own.

Pursuant to an Agreement and Plan of Merger (the “Acquisition Agreement”) effective September 12, 2000, we acquired 100% of all the issued and outstanding shares of common stock of Anmore Management Inc., a Delaware corporation, for $90,000 and 10,000 of our shares valued at a nominal $10. On May 22, 2002, we and Anmore Management Inc. agreed to reduce the cash settlement of the Acquisition Agreement to $40,000 from $90,000. The acquisition was approved by the Board of Directors and a majority of the shareholders of both Anmore Management Inc. and us on September 12, 2000. Upon effectiveness of the acquisition, we elected to become the successor issuer to Anmore Management Inc. for reporting purposes under the Securities Exchange Act of 1934 (“the Act”) and elect to report under the Act effective September 12, 2000. Anmore Management Inc. assumed the name Sierra Gigante Resources, Inc. Our officers and directors became the officers and directors of Anmore Management Inc. The $40,010 was treated, for accounting purposes, as a reduction of additional paid in capital and not as goodwill as the nature of the transaction was to allow us to report under the Act by way of reorganization.

On June 28, 2002 (the “Effective Date”), pursuant to a Share Exchange and Share Purchase Agreement (“Share Exchange”) among us; 648311 B.C. Ltd. (“648311”), a British Columbia corporation and our wholly owned subsidiary; and Mind Your Own Skin Products, Inc., (“MYOSP”) a British Columbia corporation, 648311 acquired 12,112,500 shares of MYOSP and we acquired 225,000 shares of MYOSP. The aggregate of 12,337,500 shares of MYOSP represented all of the issued and outstanding shares of MYOSP. In consideration for this transaction, the shareholders that transferred 12,112,500 shares to 648311, received 12,112,500 exchangeable shares of 648311. At the time of closing of this transaction, we issued 12,112,500 of our shares to 648311. The exchangeable shares can be converted into an equivalent amount of our shares. The one shareholder that transferred 225,000 shares in MYOSP to us received 225,000 of our shares. Prior to this transaction, we had 2,708,879 shares issued and outstanding. After this transaction, we had 15,046,379 shares issued and outstanding.

On the Effective Date, Raymond Merry resigned as our President and Chief Executive Officer, but remained as our director until September 26, 2002 when James MacDonald replaced him. William G. Davenport resigned as our director. The following persons became members of our board of directors: John Farley, Charles Austin and Dr. Mark Alden. Mr. Farley also became President and Chief Executive Officer and Mr. Austin also became Chief Financial Officer and Secretary.

The Share Exchange was approved by the unanimous consent of the Board of Directors of Sierra Gigante, 648311 and MYOSP on June 28, 2002. At such time, we changed our name to AVVAA World Health Care Products, Inc.

On June 28, 2002, pursuant to the terms of the MYOSP transaction, we completed a reverse split of our common stock on a 5 for 1 basis, such that every five shares of common stock issued and outstanding immediately prior to the reverse split was changed into one share of fully paid common stock.

Business Plan

We are a global biotechnology company specializing in providing all natural, therapeutic skin care products. We intend to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world.

Our mission is to provide to the public medically safe, natural, non-toxic health-care products. Specifically, products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. We are presently licensed to manufacture and distribute patented European skin care products which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. We intend to manufacture and market over-the-counter Neuroskin line of products through mass marketing food and drug channels in the United States. The four flagship core products of the Neuroskin lines are FDA compliant. We have conducted research with respect to marketing the products.

Our flagship products are Neuroskin Spray, Dermac and ItchX. These products are registered FDA compliant products for over-the-counter pharmaceutical sales and also for cosmetic skin care sales. These products are ready to be manufactured, distributed and marketed worldwide. Two other FDA compliant products Nail Fit and Razor-Rash will be launched as complementary products.

Pursuant to two separate license agreements, we have been granted, by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received US FDA approvals as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products are in the process of renewal. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania.

The agreements provide for the joint ownership of all applicable patents and patents pending, patent applications, trade marks, copyright, secret processes, formulae, technical data and other scientific and technical information has been secured.

Terms of the license agreements call for total advance royalty payments of $220,000. The licensor will be entitled to royalties on the sale of products by us at a rate of approximately 7% of sales. We have paid $220,000. The term of the agreements are for thirty years with automatic renewal rights.

The original registrant for the various approvals was the inventor, Gerd Thorne and licensor, Stalwart United Participations Limited.

An amount of $10,000 was paid to protect certain Canadian patent rights for the Neuroskin product. These costs will be amortized to operations once sales of Neuroskin products begin.

We intend to globally market, manufacture and distribute over-the-counter, non-toxic, all natural skin care products to control specific skin disorders including eczema, psoriasis, dermatitis, acne and various other types of skin conditions.

The initial launch of products will take place in the United States. Markets in Canada and the rest of North and South America, and the Caribbean will be launched in Years 4 and 5.

To carry out our marketing strategies, we will concentrate on a strong relationship with consumer and channel customers to drive sales in the market areas of direct consumer, institutional, mainstream retail & specialty merchants, private brand and cosmetic companies, and health and natural food stores. The core products will be initially introduced throughout the United States followed by the rest of the Americas and the world. Contacting of both pharmaceutical sales and marketing specialists, as well as manufacturing and distribution, companies has been ongoing.

Our major goal is to provide a better quality of life for our customers by relieving the severe and underlying pain caused by skin disorders while at the same time generating substantial returns for investors.

On January 2, 2004, we completed the October 15, 2003 agreement (as amended January 1, 2004) to purchase certain operational business assets of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) (“Mystic”), a company based in British Columbia, Canada. Mystic is a manufacturer and seller of bath, skin, body and aromatherapy products. The assets purchased included inventory, property and equipment, including all intellectual property and intangible assets of Mystic. In return, we issued two promissory notes totaling CAD$100,000 to the owner of Mystic due on April 30, 2004. Both promissory notes are non-interest bearing and unsecured. Both parties decided to terminate the agreement but have not yet settled the terms. We wrote-off all the assets we acquired from Mystic totalling $79,520.

On December 22, 2003, we entered into a Letter of Commitment to participate in a Joint Venture with First Nations Band (the “Band”). According to the terms of the Agreement, the Joint Venture was to be owned 51% by the Band and 49% by us. We were to have contributed all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. We were also to have provided its management expertise to supervise the construction of a manufacturing facility on the Band’s land, purchase and install suitable equipment, and prepare a business plan. The Band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. The Band contributed CAD$50,000 on December 22, 2003 and made an additional advance of CAD$52,000 on March 2, 2004 to help develop the business plan and a start-up plan. The total advances of CAD$102,000 was refundable should the Band not approve the start-up plan. Upon acceptance of the start-up plan, the remaining CAD$4,898,000 was to be advanced according to the approved schedule in the start-up plan. Subsequent to year-end, the parties decided not to proceed with the Joint Venture and we will refund of deposits of CAD$102,000.

On July 23, 2004, we entered into a Stock Purchase Agreement with Seaside Investments PLC, a private London investment company, for the purchase by the investment company of US$1,177,970 of our common shares at $.46 per share, in exchange for shares of Seaside Investments PLC. Based on this, we issued Seaside Investments PLC 2,550,000 shares of our common stock. We entered into a “lock-up” agreement with us pursuant to which it agreed not to trade the AVVAA shares it received as a result of this transaction for a period of one year from the closing date. The closing of this transaction is subject to certain contingencies, including the listing of the investment company shares on the London Stock Exchange on or before September 30, 2004. To date, this has not occurred and we intend to terminate this transaction and request the return of the 2,550,000 shares issued to Seaside Investments PLC.

MATERIAL AGREEMENTS

License Agreements

In September 1999, Mind Your Own Skin Products, Inc. (which is our subsidiary now) signed a license agreement with Stalwart United Participations Limited to obtain a license for various human and animal skin care products. A subsequent agreement was signed in February 2002. The agreements are for certain human hgealth care products, human skin care products, animal health care products and animal skin care products.. The original license fee was $110,000. The territory granted is the entire world except for Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania. “Neuro Skin” is the United States trademark for our products. It is registration number 2,235,063 with the United States Patent and Trademark office. In March 2005, our trademark counsel filed certain declarations to maintain this trademark.

Summit Laboratories, Inc.

This agreement was executed in February 2005. This agreement is for Summit to manufacture the Neuroskin Spray and Dermac Acne product for us. The term of the agreement is for 2 years and will automatically renew for additional 2 year period unless either party provides notice of termination at least 30 days prior to termination of the term.

Natures Formulae Health Products Ltd.

This agreement was executed in September 2004. This agreement is for Natures Formulae to manufacture and bottle the Neuroskin Spray and dermac Acne product for us. It is a non-exclusive manufacturing agreement They will require a 50% deposit on all orders we place with them. It is for a term of 2 years.

Crossfire Network, Inc.

This agreement was executed in January 2005. It provides for Crossfire to market and sell our products. The agreement is effective until February 2010. Crossfire’s compensation is as follows: (1) $10,000 per month on february 2005 and an additional $5,000 per month thereafter during the term of the agreement; (ii) 1,900,000 shares of our common stock; (iii) if we introduce any new products into the market, an additional 400,000 shares; and (iv) 15% gross commission on the sales of our products.

APRIL 2005 FINANCING

On April 5, 2005, we completed a financing agreement by signing a subscription agreement for a maximum of $1,100,000. The initial closing was for financing of $660,000 of the $1,100,000. The initial funding was undertaken as follows: (i) Alpha Capital Aktiengesellschaft - $270,000; Platinum Partners Value Arbitrage Fund LP - $270,000; JM Investors, LLC - $90,000; Osher Capital Inc. - $30,000. Under the subscription agreement, we issued a $1,100,000 convertible note. The note is convertible into our common shares over a twelve-month period on a formula basis. The conversion price is based on the average of the three lowest closing prices of our common stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. The maximum conversion price is $0.20. The investors in the financing shall not be entitled to convert the promissory note if such conversion would result in any investor solely owning more than 4.99% of our outsanding shares of common stock. In addition, we will issue four series of share purchase warrants. The Class A Warrants are exercisable at $0.20 per share, the Class B Warrants are exercisable at $0.25 per share, the Class C Warrants are exercisable at $0.30 per share, and the Class D Warrants are exercisable at $0.45 per share. The warrants expire in five years and are callable by us when the market price is 200% of the exercise price. We are committed to filing this SB-2 Registration Statement with the SEC. There are penalty provisions for us should the filing not become effective within 120 days. There are specific provisions for use of proceeds and penalties should we vary more than 5% for each individual item specified on the use of proceeds. We are committed to a due diligence fee of 9% and paying the legal fees of the lender relating to this transaction totaling $15,000.

NASD INQUIRY

On March 23, 2005, we received an inquiry from the staff of the Market Regulation department of the NASD regarding our trading activity. The inquiry consisted of 13 questions about our outstanding contracts and business operations. We subsequently responded to the NASD inquiry with all required documentation. We have not received any further inquiries from the NASD.

EMPLOYEES

As of April 29, 2005, we have eight employees. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. We consider our relations with our employees to be good. We have entered into employment contracts with our employees.

DESCRIPTION OF PROPERTY

AVVAA’s corporate office is currently located at the home of our President, Chief Executive Officer and Director, John Farley at 3018 Schaeffer Road, Falkland, British Columbia, Canada. Mr. Farley does not charge us any rent or other fees for the use of this space.

As of December 2004, our administration and sales office has been located at Unit 4, 4602- 31st Street, Vernon, British Columbia, Canada. The administration office provides sufficient space for our operations at this time. The office, meeting facilities, and warehouse consist of 1,500 square feet lease at a rate of approximately $8.00 (USD) per square foot or $1,000 (USD) per month, all utilities and goods and services taxes included.

LEGAL PROCEEDINGS

Barbara Smith, our former Executive Vice President of Sales and Marketing, had improperly registered certain domain names in her name instead of ours. We contacted legal counsel regarding this to try to obtain control over such domain names and web sites. As of today, we have regained editing control of help4skincare.com and avvaa.com domain names and web sites. The registered ownership of the domain names is still registered in her name, or her consulting company’s name, e-Clarity Consulting Inc. Both domain names are due for renewal in 2008 and control of such domain names and web sites may be lost if ownership is not given to us. In addition, the following domain names have been improperly registered to either Ms. Smith or e-Clarity Consulting Inc.: help4animalcare.com, help4skincare.com, help4psoriaris.com, help4animalskincare.com, help4eczema.com, help4dermatitis.com, help4itchyskin.com, dermaluster.com, dermalustre.com, and sooaway.com. Ms. Smith refuses to transfer the registered ownership and control of these domain names to us. We have instructed legal counsel to commence legal proceedings seeking injunctive and other relief, recovery of full legal ownership and control of all domain names. The legal proceedings have not yet commenced. Ms. Smith stopped coming to work in December 2004 and we took the position that she quit. She made efforts for us to terminate her, but we did not do so. Through her legal counsel, she has threatened legal proceedings for unpaid deferred wages and unpaid benefits provided in her agreement with us. In April 2005, we gave Ms. Smith notice that her options had expired.

Other than noted above, there is no litigation pending or threatened by or against us.

 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position

John Farley	61	President, Chief Executive Officer and Director

Charles Austin	67	Chief Financial Officer, Secretary and Director

Dr. Mark Alden	52	Director

James MacDonald	67	Director

Set forth below is certain biographical information regarding our executive officers and directors:

JOHN FARLEY has been our President, Chief Executive Officer and a member of our Board of Directors since June 28, 2002. Since November 1995, he has been the President of Mind Your Own Skin Products, Inc. also located in British Columbia, Canada. Since such time he was also been President and Chief Executive Officer of Shield- Tech Products Inc., an environmental products company which Mr. Farley founded. In December 2000, he resigned as officer of Shield-Tech Products, Inc. to work full time for Mind Your Own Skin Products, Inc. Mr. Farley has undertaken training courses in public speaking skills, financial analysis, marketing, negotiating, management and labor relations.

From September 1963 to 1995, Mr. Farley worked for Petro-Canada Marketing, an international petroleum corporation. Between 1963 and 1972, Mr. Farley was employed in several capacities at Petro-Canada Marketing as a Sales Trainee up to a Senior Marketing Representative for all markets in Northern Manitoba. From 1973 to 1989, he was employed at Petro-Canada Marketing in the following capacities: Manager, Planning Advisor, Merchandising Advisor, Forestry Account Executive. From 1989 to 1995, he was the Senior Forestry Account Executive for Western Canada and manager of Bunker (heavy fuel) sales out of the Western Canadian Refineries. As the Senior Forestry Account Executive, he was responsible for the sales and distribution to all major forestry companies in Western Canada. Mr. Farley was also a Lubricant Technical Sales and Marketing Consultant for the United Stated markets from June 1996 to June 1998. He brings experience in planning, distribution, retailing, merchandising and contract negotiation.

CHARLES AUSTIN has been our Chief Financial Officer, Secretary and a member of our Board of Directors since June 28, 2002. Mr. Austin was the Chief Financial Officer and Manager of Development and Planning of Mind Your Own Skin Products, Inc. In such capacity, he assisted the company’s President in preparing business plans and operating budgets and prepared long range financial projections and facility plans. He also completed all required financial statements and conducted the annual strategic planning meeting with the company’s executive team.

From 1999 to 2000, he worked as a consultant for various British Columbia businesses. He conducted assessment of businesses and profitability improvement checkups and identified and reported areas for profit improvement. He also assisted these companies in the development of business plans and assisting in the implementation of related action plans.

From 1997 to 1999, he was the managing director of Triathlon Canada where he facilitated in the development and implementation of a strategic plan entitled “Towards 2000 and Beyond.” He also participated in the development of prize winning marketing materials and had extensive involvement in the fund raising and communications program.

From 1970 to 1996, he was a Senior Audit Partner for Ernst & Young. Mr. Austin provided audit, accounting, taxation, information systems and general business advice to a wide range of clients including many public companies ranging from start-ups to multi-nationals. Some of his clients included: Luscar, Echo Bay Mines, ZCL Manufacturing, Falconbridge and Inventronics. He was also a member of Ernst & Young’s National Audit Policy and Accounting Policy Committees. Mr. Austin received his Bachelor of Business Administration (honors) from the University of Western Ontario in 1961 and became a chartered accountant in 1964.

DR. MARK ALDEN has been a member of our Board of Directors since June 28, 2002. Dr. Alden has been associated with Mind Your Own Skin Products, Inc. for the last 7 years and has worked on applications of Mind Your Own Skin Products, Inc.’s products. He is in the process of commencing clinical trials that include effective burn treatment.

Since August 2000, he has been the Clinical Service Chief and Assistant Professor at the Medical College of Pennsylvania-Hahnemann University. From February 1999 to August 2000, he was the Chairman of the Radiation Oncology Department at the Wilkes-Barre General Hospital. From April 1997 to January 1999, he was the medical director of the TriCounty Regional Cancer Center (Holy Redeemer Hospital and Warminster General Hospital) in Southampton, Pennsylvania. From December 1995 to April 1997, he was employed at the St. Mary Regional Cancer Center in Langhorne, Pennsylvania. From January 1993 to December 1995, Dr. Alden was an Assistant Professor and Instructor at the Department of Radiation Oncology and Nuclear Medicine at the Thomas Jefferson University Hospital.

Dr. Alden received his Associate Arts Degree in 1973 from the Academy of the New Church College in Bryn Athyn, Pennsylvania. He received his Bachelor of Arts Degree from Penn State University in 1975. In 1979, he received his Master of Divinity from the Academy of the New Church Theological School in Bryn Athyn, Pennsylvania. He received his Doctor of Medicine in 1988 from the Jefferson Medical Hospital in Philadelphia, Pennsylvania and his General Surgery PGYI from Abington Memorial Hospital in 1989. He was a resident and a fellow in the Department of Radiation Oncology and Nuclear Medicine at Thomas Jefferson University Hospital from 1989 to 1992. He is licensed to practice medicine in Pennsylvania, New Jersey and Indiana and was Board Certified in Radiation Oncology in 1994.

JAMES MACDONALD became our director on September 26, 2002. He has a 38 year career in Canadian and international banking and finance. In 2003, he retired as a senior executive in Monex International, Inc., a privately operated offshore finance company, based in Burlington, Ontario, Canada. He previously worked as a commercial credit analyst for the Canadian Imperial Bank of Commerce headquartered in Toronto, Ontario, Canada. He started working for them in 1954 until his retirement in May 1992. His portfolio included the support of over 1,500 lending accounts with more than $100 million in loan requirements. In 1978, he was an Honor graduate of the University of Toronto and York University, located in Ontario, Canada. Recently, from 1998 through 2002, he was Vice President - Commercial Finance for Monex International, Inc. based in Burlington, Ontario, Canada.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following information relates to compensation received by our officers in fiscal year ending May 31, 2004 and 2003 whose salary and compensation exceeded $100,000. In fiscal year ending May 31, 2003, John Farley, our President, Chief Executive Officer and director received $103,138.29 in compensation. This was all in the form of cash salary. In fiscal year ending May 31, 2004, John Farley, our President, Chief Executive Officer and director received $102,000 in compensation.

SUMMARY COMPENSATION TABLE

Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options

John Farley	2004	$102,000	0	0	0	0
President and CEO	2003	$103,138	0	0	0	0
	2002	$ 56,539	0	0	0	0

Chuck Austin	2004	$90,000	0	0	0	0
Secretary and CFO	2003	$74,957	0	0	0	0
	2002	$39,650	0	0	0	0

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal year ended May 31, 2004.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

Since the end of our latest fiscal year ended May 31, 2004, we have issued options to our officers as follows:

OPTIONS GRANTS IN PRESENT FISCAL YEAR

(Commencing June 1, 2004)

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

John Farley (1)	1,200,000 (3)	46.15%	(4)	June 24, 2009
John Farley (2)	250,000	9.62%	(5)	March 6, 2010
Chuck Austin(1)	300,000	11.54%	(5)	June 24, 2009
Chuck Austin(2)	250,000	9.62%	(5)	March 6, 2010

(1)	Options issued from the 2004 Stock Option Plan.
(2)	Options issued from the 2005 Stock Option Plan.
(3)	Includes 200,000 options issued to Lorie Campbell-Farley, John’s wife and an employee.
(4)

The exercise price for 1,000,000 options granted to John Farley is 110% of the fair market value of our common stock on the grant date. The other 200,000 options granted to Lorie Campbell-Farley is 100% of the fair market value of our common stock on the grant date.

(5)	The exercise price for the options granted is 100% of the fair market value of our common stock on the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal year ending May 31, 2004 and held as of May 31, 2004, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Employment Contracts

We presently have employment agreements with our officers. The summary of such employment agreements is as follows:

John Farley: Effective May 1, 2003, we entered into an agreement with Mr. Farley to act as our President and Chief Executive Officer. His compensation is as follows: (i) Salary: USD$102,000 per year. At the end of the initial year, our Compensation Committee will review the salary amount and determine whether to recommend a salary increase; (ii) Bonus: discretionary 10% bonus based on salary which is at the sole option of us; (iii) stock options: based on our stock option plan for the year of employment, Mr. Farley shall receive 71% of the total shares issued under our stock option plan; (iv) automobile provided with a value between Cdn$40,000 to Cdn$50,000. Mr. Farley can terminate the agreement upon 3 months prior notice to us. We can terminate Mr. Farley’s agreement, with or without cause. If this happens in the first 18 months of employment, we owe him 2 years salary; if this happens after 18 months, we owe him an amount increasing equally each month until we reach USD$2,000,000

Charles Austin: Effective May 1, 2003, we entered into an agreement with Mr. Farley to act as our Chief Financial Officer (and it originally stated our Manager of Planning and Development; we appointed Mr. Austin our Secretary). His compensation is as follows: (i) Salary: USD$90,000 per year. At the end of the initial year, our Compensation Committee will review the salary amount and determine whether to recommend a salary increase; (ii) Bonus: discretionary bonus, at the sole option of us; (iii) stock options: in the sole discretion of the Compensation Committee; (iv) automobile provided with a value between Cdn$40,000 to Cdn$50,000. On a one time basis, we paid Mr. Austin 250,000 of our shares. Mr. Austin can terminate the agreement upon 6 months prior notice to us. We can terminate Mr. Austin’s agreement, with or without cause. If this happens in the first 18 months of employment, we owe him 2 years salary; if this happens after 18 months, we owe him an amount increasing equally each month until we reach USD$750,000.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Consulting Agreement with Dr. Mark Alden

In April 2003, we signed a 2 year consulting agreement with Dr. Mark Alden. Dr. Alden’s responsibility under the agreement is to provide us with research and development of new and existing products; develop and implement a research and development plan; liaison with local government and regulatory bodies; set up and oversee the operation of a team of medical advisors, as required; and conduct and complete all clinical trials as required. Dr. Alden’s fees vary but were originally set at $6,500 per month for the first year of the contract. Dr. Alden also received 250,000 shares of our common stock. Finally, Dr. Alden is entitled to a one time fee of $25,000 upon our completion of funding. The agreement provides for a 90 day termination period before the end of the initial 2 year term or any 1 year term thereafter. The agreement is then renewable on an annual basis for a 10 year period after the initial 2 year term.

 PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of April 29, 2005, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Class (3)

John Farley	5,490,000(2)	14.23%
P.O. Box 335, 3018 Schaeffer Road	6,940,000(4)		7.09%
Falkland, BC, Canada V0E 1W0

Charles Austin	597,500	1.55%
P.O. Box 335, 3018 Schaeffer Road	1,147,500(5)		1.17%
Falkland, BC, Canada V0E 1W0

Dr. Mark Alden	524,500	1.36%
P.O. Box 335, 3018 Schaeffer Road	974,500(6)		*
Falkland, BC, Canada V0E 1W0

James MacDonald	40,000(9)	*
P.O. Box 335, 3018 Schaeffer Road	490,000(7)		*
Falkland, BC, Canada V0E 1W0

Seaside Investments PLC c/o Gottbetter & Partners LLP 468 Madison Avenue	2,550,000 (8)	6.61%
New York, New York 10022			2.60%

Officers and Directors as a Group (4)	6,652,000,		17.24%
	9,552,000		9.76%

* - Less than 1%

(1)	Based on 38,593,072 shares issued and outstanding as of April 29, 2005.
(2)

Includes 2,850,000 shares held by Lorie Campbell-Farley, Mr. Farley’s wife. In addition, 300,000 shares owned by Mr. Farley, included in this amount, are being held as security by a third party against a share loan.

(3)

Based on 97,893,072 shares issued and outstanding assuming the inclusion of all the shares registered in this offering (55,000,000) are issued and 4,300,000 shares issuable upon exercise of options granted in our 2004 and 2005 Stock Option Plans are exercised and issued.

(4)	Includes 1,250,000 shares underlying options issued to John Farley and 200,000 options issued to Lorie Campbell-Farley.
(5)	Includes 550,000 shares underlying options issued to Charles Austin.
(6)	Includes 450,000 shares underlying options issued to Dr. Mark Alden.
(7)	Includes 450,000 shares underlying options issued to James MacDonald.

(8)	We intend to cancel our agreement with Seaside Investments PLC and cancel such shares.
(9)	Includes 40,000 shares held by Louise MacDonald, Mr. McDonald’s wife.

 SELLING STOCKHOLDERS

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 29, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	(1)Shares of common stock owned prior to the offering	Percent of common shares owned prior to the offering	Shares of common stock to be sold in the offering	Number of shares owned after the offering	Percent of shares owned after offering

Alpha Capital Aktiengesellschaft(4)	0	0%	19,000,000(1)	0	0%

Platinum Partners Value
Arbitrage Fund LP(5)	0	0%	19,000,000(1)	0	0%

JM Investors, LLC(6)	0	0%	6,250,000(2)	0	0%

Osher Capital Inc.(7)	0	0%	2,083,333(3)	0	0%

(1)

Consists of the following shares: 7,5000,000 shares of common stock issuable in connection with the conversion of promissory notes; 5,000,000 shares of common stock issuable in connection with the conversion of the Class A Warrants; 3,750,000 shares of common stock issuable in connection with the conversion of the Class B Warrants; 3,750,000 shares of common stock issuable in connection with the conversion of the Class C Warrants; and 2,500,000 shares of common stock issuable in connection with the conversion of the Class D Warrants.

(2)

Consists of the following shares: 2,500,000 shares of common stock issuable in connection with the conversion of promissory notes; 1,666,667 shares of common stock issuable in connection with the conversion of the Class A Warrants; 1,250,000 shares of common stock issuable in connection with the conversion of the Class B Warrants; 1,250,000 shares of common stock issuable in connection with the conversion of the Class C Warrants; and 833,333 shares of common stock issuable in connection with the conversion of the Class D Warrants.

(3)

Consists of the following shares: 833,333 shares of common stock issuable in connection with the conversion of promissory notes; 555,555 shares of common stock issuable in connection with the conversion of the Class A Warrants; 416,667 shares of common stock issuable in connection with the conversion of the Class B Warrants; 416,667 shares of common stock issuable in connection with the conversion of the Class C Warrants; and 277,778 shares of common stock issuable in connection with the conversion of the Class D Warrants.

(4)	Konrad Ackerman and Ranier Posch, are representatives of, and have investment control of, Alpha Capital Aktiengesellschaft.
(5)	Mark Nordlicht is a representative of, and has investment control of, Platinum Partners Value Arbitrage Fund LP.
(6)	Jeff Rubin is a representative of, and has investment control of, JM Investors, LLC.
(7)	Yisroel Kluger is a representative of, and has investment control of, Osher Capital Inc.

 PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,

*	transactions involving cross or block trades on any securities or market where our common stock is trading,

*

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our operations center is currently located at the home of our President, Chief Financial Officer and Director, Jack Farley at 3018 Schaeffer Road, Falkland, B.C. Canada. Mr. Farley does not charge us any fees for the use of this space.

Related Party Advances and Transactions

(a)	Advances	February 28, 2005 (unaudited) $	May 31, 2004 (audited) $

	(i)Shield-Tech Products Inc.	453,428	410,277

	(ii) Directors and/or officers and other related party	702,295	449,335
		81,155,723	$859,612

(i)

Shield-Tech Products Inc., a company under common control, conducted research and incurred development expenditures on our behalf. The advances are without interest, unsecured and there are no agreed repayment terms.

(ii)	The advances from directors and/or officers are unsecured, without fixed repayment terms and are non-interest bearing.

(b)	Transactions

Six directors/officers were paid $149,193 for the nine months ended February 28, 2005 (2004 - $449,000) for consulting services rendered. The total amount owing to these directors/officers as a at February 28, 2005 is $651,895. The balance owing, to directors/officers has been increased by $28,800 advanced to us by our President.

None of the directors, executive officers nor any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. At April 29, 2005, we had 38,593,072 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities, except for outstanding options described above. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are not presently authorized to issue preferred stock.

Warrants

Based on our recent financing, we have the following warrants reserved for issuance based on conversion of the $1,100,000 promissory note: Class A Warrants – 12,222,222; Class B Warrants – 9,166,667; Class C Warrants – 9,166,667; and Class D Warrants - 6,111,111.

Each Class A Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.20 and is exercisable for five years from April 5, 2005.

Each Class B Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.25 and is exercisable for five years from April 5, 2005.

Each Class C Warrant entitles to holder to one share of our common stock.

The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.30 and is exercisable for five years from April 5, 2005.

Each Class D Warrant entitles to holder to one share of our common stock. The conversion price is the lesser of $0.16 or 80% of the volume weighted average price of our common stock for the 30 trading days preceding the closing date. The exercise price is $.45 and is exercisable for five years from April 5, 2005.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ending May 31, 2004 and May 31, 2003 and interim periods subsequent to May 31, 2004, there have been no disagreements with Manning Elliott, Chartered Accountants, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

TRANSFER AGENT

Our transfer agent is Signature Stock Transfer, Inc., One Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas 75093. Their telephone number is (972) 612-4120.

EXPERTS

The financial statements included in this prospectus have been audited by Manning Elliott, Chartered Accountants, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited financial statements as of May 31, 2004 and 2003. We have also included unaudited financial statements for the nine months ended February 28, 2005.

ADD FINANCIAL STATEMENTS AS FOLLOWS:

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Index

Consolidated Balance Sheets	F–1

Consolidated Statements of Operations	F–2

Consolidated Statements of Cash Flows	F–3

Notes to the Consolidated Financial Statements	F–4

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(expressed in U.S. Dollars)

	February 28,	May 31,
	2005 $	2004 $
	(unaudited)	(audited)
Assets

Current Assets

Cash	10,848	42,787
Amounts receivable	8,366	–
Inventory	213,366	–
Prepaid expenses	25,827	–

Total Current Assets	258,407	42,787

Patent Protection Costs (Note 3)	11,378	11,378

Advance Royalty Deposits (Note 3)	219,796	220,000

Property and Equipment (Note 4)	18,017	8,246

Website Development Costs (Note 5)	8,917	–

Total Assets	516,515	282,411

Liabilities and Stockholders’ Deficit

Current Liabilities

Accounts payable	582,048	588,291
Accrued liabilities	17,151	14,990
Due to related parties (Note 6)	1,155,723	859,612
Other advances (Note 7)	218,516	220,866

Total Liabilities	1,973,438	1,683,759

Commitments (Note 9)
Subsequent Events (Note 10)

Stockholders’ Deficit

Common Stock (Note 8) – 100,000,000 shares authorized at $0.001 par value; and 32,634,872 and 22,455,672 issued and outstanding respectively	32,635	22,456

Additional Common Stock Subscribed (Note 8)	–	249,040

Additional Paid-in Capital	5,422,702	2,896,387

Deferred Compensation (Note 8)	(1,252,761)	(568,531)

Accumulated Other Comprehensive Loss	(90,632)	(47,661)

Deficit Accumulated During the Development Stage	(5,568,867)	(3,953,039)

Total Stockholders’ Deficit	(1,456,923)	(1,401,348)

Total Liabilities and Stockholders’ Deficit	516,515	282,411

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(expressed in U.S. Dollars)

(unaudited)

	Accumulated
	From
	June 3, 1998
	(Date of Inception)	Three Months Ended		Nine Months Ended
	to February 28,	February 28,	February 29,	February 28,	February 29,
	2005 $	2005 $	2004 $	2005 $	2004 $

Revenue	14,614	5,205	9,409	5,205	9,409

Cost of Sales	8,772	2,568	6,619	2,568	6,619

Gross Profit	5,842	2,637	2,790	2,637	2,790

Expenses

General and Administrative

Consulting	1,161,144	75,787	123,214	278,323	393,113
Consulting – stock-based compensation	1,975,886	248,296	136,812	828,699	375,158
Depreciation	15,691	4,107	2,564	8,207	4,920
Foreign exchange loss (gain)	20,596	1,470	(798)	(2,468)	(798)
Gain on settlement of debt	(9,155)	(9,155)	–	(9,155)	–
Impairment loss on assets	79,520	–	–	–	–
Interest	46,174	4,678	2,467	10,332	7,740
Office, telephone and rent	110,257	23,730	15,925	58,623	21,534
Professional fees	284,377	21,144	6,465	54,824	23,677
Transfer agent and regulatory fees	21,786	3,162	3,758	4,880	5,282
Travel	44,852	1,791	3,371	27,109	5,846

	3,751,128	375,010	293,778	1,259,374	836,472

Selling and Marketing

Consulting	962,385	76,329	99,456	223,119	296,084
Promotion	26,942	(320)	5,768	14,363	11,324
Wages and benefits	6,006	182	5,824	182	5,824

	995,333	76,191	111,048	237,664	313,232

Research and Development

Consulting	569,906	20,427	19,500	59,427	58,500
Consulting – stock-based compensation	62,000	–	–	62,000	–
Health agency approvals	185,700	–	–	–	–
Rent	10,642	–	–	–	–

	828,248	20,427	19,500	121,427	58,500

Net Loss for the Period	(5,568,867)	(468,991)	(421,536)	(1,615,828)	(1,205,414)

Other Comprehensive Income (Loss)

Foreign Currency Translation Adjustment	(90,632)	22,839	(24,807)	(42,971)	10,939

Comprehensive Loss	(5,659,499)	(446,152)	(446,343)	(1,658,799)	(1,194,475)

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

Net Loss Per Share – Basic and Diluted	(0.02)	(0.02)	(0.06)	(0.06)

Weighted Average Common Shares Outstanding	27,936,000	21,175,000	25,386,000	19,702,000

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(expressed in U.S. Dollars)

(unaudited)

	Nine Months Ended
	February 28	February 29
	2005 $	2004 $
Operating Activities

Net loss for the period	(1,615,828)	(1,205,414)

Adjustments to reconcile net loss to net cash used in operating activities

Amortization of advance royalty deposit	204	–
Depreciation	8,207	4,920
Amortization of deferred compensation and other stock-based compensation	890,699	375,158
Shares issued for payment for expenses	9,300	–
Gain on settlement of debt	(9,155)	–

Changes in operating assets and liabilities

Amounts receivable	(8,366)	(378)
Inventory	(88,366)	–
Prepaid expenses	(25,827)	–
Accounts payable and accrued liabilities	112,298	56,186

Net Cash Used In Operating Activities	(726,834)	(769,528)

Investing Activities

Website development costs	(9,728)	–
Purchase of property and equipment	(17,167)	–
Advance royalty deposits	–	(25,000)

Net Cash Used In Investing Activities	(26,895)	(25,000)

Financing Activities

Advances from related parties	296,111	228,081
Advances to/from non-related parties	(2,350)	43,541
Issuance of common shares	471,000	511,218

Net Cash Provided by Financing Activities	764,761	782,840

Effect of Exchange Rate Changes on Cash	(42,971)	10,939

Change in Cash	(31,939)	(749)

Cash – Beginning of Period	42,787	4,290

Cash – End of Period	10,848	3,541

Non-cash Investing and Financing Activities

Fair value of stock options granted	88,840	–
Advance royalty deposits payable	–	25,000
Shares issued to settle debt	107,225	–
Shares to be issued to settle debt included in subscriptions received	–	115,086
Promissory notes issued to acquire assets	–	78,785
Shares issued to purchase inventory	125,000	–
Shares issued for consulting services	1,486,089	265,000
Shares issued for payment of expenses	9,300	–

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

Supplemental Disclosures

Interest paid	–	–
Income taxes paid	–	–

(The Accompanying Notes are an Integral Part of these Consolidated Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

1.	Nature of Operations and Continuance of Business

AVVAA World Health Care Products, Inc. (the “Company”) was incorporated on June 3, 1998 in the State of Nevada.

On June 28, 2002 the Company completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. (“MYOSP”), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of the Company’s issued common shares. This share issuance resulted in a reverse takeover of the Company by the shareholders of MYOSP. Certain directors and officers of MYOSP became directors and officers of the Company. These financial statements are a continuation of MYOSP.

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. The Company’s mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company is presently licensed to manufacture and distribute patented European skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at February 28, 2005, the Company has not recognized significant revenue, has a working capital deficit of $1,715,031 and has accumulated operating losses of $5,568,867 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.	Summary of Significant Accounting Principles
(a)	Basis of Accounting

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in United States dollars.

(b)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mind Your Own Skin Products Inc., AVVAAA World Health Care Products (Canada) Ltd., and 648311 B.C. Ltd. All inter-company accounts and transactions have been eliminated.

(c)	Year End

The Company’s fiscal year end is May 31.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

2.	Summary of Significant Accounting Principles (continued)
(d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(e)	Inventory

Raw materials are recorded at the lower of average cost and replacement cost and finished goods are recorded at the lower of average cost and net realizable value. The Company provides inventory reserves for estimated obsolescence on unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based on assumptions about future demand and market conditions. Shipping and handling costs are recorded as part of cost of sales. As at February 28, 2005, inventory consisted of finished goods and raw materials.

(f)	Property and Equipment

Property and equipment is recorded at cost. Depreciation of computer equipment and moulds is computed on a straight-line basis using an estimated useful life of three years.

(g)	Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs”.

Costs associated with the website consist primarily of software purchased from a third party. The Company is capitalizing costs of computer software obtained for internal use in web design and network operations. These capitalized costs are being amortized based on their estimated useful life over three years. Payroll and related costs are not capitalized, as the amounts principally relate to maintenance. Internal costs related to the development of website content are expensed as incurred.

(h)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

(i)	Foreign Currency Translation

The functional currency of the Company’s Canadian subsidiaries is the Canadian dollar. The financial statements of these subsidiaries are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and weighted average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit). Foreign currency transaction gains and losses are included in current operations.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

2.	Summary of Significant Accounting Principles (continued)
(j)	Revenue Recognition

Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. The Company follows the provisions of Staff Accounting Bulletin No. 104; “Revenue Recognition in Financial Statements”. Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

In accordance with Emerging Issues Task Force (“EITF”) No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

(k)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company’s accumulated other comprehensive loss consists of the accumulated foreign currency translation adjustments.

(l)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

(m)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management’s best estimates as additional information becomes available in the future.

(n)	Financial Instruments

The fair values of cash and cash equivalents, amounts receivable, accounts payable, accrued liabilities, due to related parties and other advances were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

2.	Summary of Significant Accounting Principles (continued)
(o)	Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

(p)	Stock-based Compensation

The Company accounts for stock-based awards using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company’s employee stock options is less than the market price of the underlying common stock on the date of grant.

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (SFAS 123), established a fair value based method of accounting for stock-based awards. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

The Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure an Amendment of FASB Statement No. 123”, to require more prominent disclosures in both annual and interim financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

The pro forma information for the three and nine months ended February 28, 2005 and 2004 is presented below.

	Three Months Ended February 28,		Nine Months Ended February 28,
	2005 $	2004 $	2005 $	2004 $
	(unaudited)		(unaudited)

Net loss – as reported	(468,991)	(421,536)	(1,615,828)	(1,205,414)
Add: Stock-based compensation expense included in net loss – as reported	248,296	136,812	890,699	375,158
Deduct: Stock-based compensation expense determined under fair value method	(248,296)	(136,812)	(1,173,289)	(375,158)

Net loss – pro forma	(468,991)	(421,536)	(1,898,418)	(1,205,414)

Net loss per share (basic and diluted) – as reported	(0.02)	(0.02)	(0.06)	(0.06)
Net loss per share (basic and diluted) – pro forma	(0.02)	(0.02)	(0.07)	(0.06)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

2.	Summary of Significant Accounting Principles (continued)
(p)	Stock-based Compensation (continued)

Among other factors, the Black-Scholes option-pricing model considers the expected life of the option and the expected volatility of the Company’s stock price in arriving at an option valuation. For pro forma purposes, the estimated fair value of the Company’s stock-based awards is amortized over the vesting period of the underlying instruments. For the nine months ended February 28, 2005, the fair value of options granted using the Black-Scholes option-pricing model was determined using the following assumptions:

Expected dividend yield	0%
Risk-free interest rate	3.16 to 3.85%
Expected volatility	40%
Expected option life (in years)	3 to 5
(q)	Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs (“SFAS 151”). SFAS 151 requires issuers to treat idle facility expense, freight, handling costs, and wasted material (spoilage) as current-period charges regardless of whether such charges are considered abnormal. In addition, SFAS 151 requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for all inventory costs incurred in fiscal years beginning after June 15, 2005. Management believes the adoption of this standard will not have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS 123(R)”), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after December 15, 2005. Management is currently evaluating the impact of this standard on the Company’s financial condition and results of operations. See Note 2(p) for information related to the pro forma effects on the Company’s reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”) SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

2.	Summary of Significant Accounting Principles (continued)
(r)	Interim Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended May 31, 2004 included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended February 28, 2005 are not necessarily indicative of the results that may be expected for the year ending May 31, 2005.

3.	Advance Royalty Deposits and Related License Agreements

Pursuant to two separate license agreements entered into on September 1, 1999 and February 1, 2002, the Company has been granted by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received approval from the US Food and Drug Administration (“FDA”) as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed and will be activated 30 days prior to initial sales in Canada. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, Netherlands, Belgium, Luxembourg and Lithuania.

The original registrant for the various approvals was the inventor and licensor. During fiscal 2004, the various approvals have been transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

The agreements provide for joint ownership of all applicable patents, pending patents, patent applications, trademarks, copyright, secret processes, formulae, technical data and other scientific and technical information that has been secured.

Terms of the license agreements call for total advance royalty payments of $220,000, which have been paid in full. The licensor will be entitled to royalties on the sale of products by the Company at a rate of approximately 7% of sales. The term of the agreements are for thirty years with automatic renewal rights.

A total amount of $11,378 has been paid to protect certain Canadian patent rights for the Neuroskin product. These costs are being amortized to operations based on commencement of sales Neuroskin products in December 2005

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

4.	Property and Equipment
			February 28, 2005	May 31, 2004
			Net Carrying	Net Carrying
	Cost	Accumulated Depreciation	Value (unaudited)	Value (audited)
	$	$	$	$

Computer equipment	17,167	3,862	13,305	–
Moulds	14,136	9,424	4,712	8,246

	31,303	13,286	18,017	8,246

5.	Website Development Costs
			February 28, 2005	May 31, 2004
			Net Carrying	Net Carrying
	Cost	Accumulated Depreciation	Value (unaudited)	Value (audited)
	$	$	$	$

Website development costs	9,788	811	8,917	–

6.	Related Party Advances and Transactions
	February 28, 2005 (unaudited) $	May 31, 2004 (audited) $

(a) Advances

(i) Shield-Tech Products Inc.	453,428	410,277
(ii) Directors and/or officers and other related party	702,295	449,335

	1,155,723	859,612
(i)

Shield-Tech Products Inc., a company under common control, conducted research and incurred development expenditures on the Company’s behalf. The advances are without interest, unsecured and there are no agreed repayment terms.

(ii)	The advances from directors and/or officers are unsecured, without fixed repayment terms and non-interest bearing.

(b)	Transactions

Six directors/officers were paid $149,193 for the nine months ended February 28, 2005 (2004 - $449,000) for consulting services rendered.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

6.	Related Party Advances and Transactions (continued)
(c)	Promissory Notes

On January 2, 2004, the Company completed the October 15, 2003 agreement (as amended January 1, 2004) to purchase certain operational business assets of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) (“Mystic”), a company based in British Columbia, Canada. Mystic is a manufacturer and seller of bath, skin, body and aromatherapy products. The assets purchased included inventory, property and equipment, including all intellectual property and intangible assets of Mystic. In return, the Company issued two promissory notes totalling CAD$100,000 to the owner of Mystic due on April 30, 2004. Both promissory notes are non-interest bearing and unsecured.

The purchase price allocation was as follows:

CAD$

Inventory	83,363
Property and equipment	16,637

Total purchase price	100,000

The Company and Mystic decided to terminate the agreement but have not yet settled the terms. As at May 31, 2004, the Company wrote off all the assets it acquired from Mystic totalling $79,520. As of February 28, 2005, the balance due of $62,208 is included in amounts due to directors and officers.

7.	Other Advances
(a)

The Company received advances from a non-related party totalling $114,000 to assist in research and development. The advance is currently payable, is unsecured and accrues interest at prime plus 1% per annum. Interest of $5,985 was accrued and charged to operations for the nine-month period ended February 28, 2005, (2004 - $5,985). As of February 28, 2005, $38,038 of interest has been accrued on these advances and is included in other advances.

(b)

On December 22, 2003, the Company entered into a Letter of Commitment to participate in a Joint Venture with a First Nations Band (the “Band”). The Joint Venture was to be 51% owned by the Band and 49% by the Company. The Company was to contribute all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. The Company was also to provide its management expertise to supervise the construction of a manufacturing facility on the Band’s land, purchase and install suitable equipment, and prepare a business plan. The band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. In fiscal 2004 the Company received CAD$102,000 from the Band to assist the Company in developing a business and start-up plan for the Joint Venture. The advance is non-interest bearing, unsecured and repayable only if the Band did not approve the start-up plan. The Company and the Band have decided not to proceed with the Joint Venture and the Company will repay the advances to the Band. At February 28, 2005 the Company repaid CAD$20,000 of the Band’s advances, leaving a balance owing at February 28, 2005 of $66,478 (CAD$82,000).

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

8.	Common Stock
(a)	Authorized Shares

On May 1, 2004, the Board and the stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000, with no change in par value.

(b)	Private Placements

In fiscal 2004, the Company issued 3,230,471 units at $0.25 per unit for proceeds of $684,918 in cash and $122,585 in debt settlement. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant. Each warrant is exercisable within two years of the date of issuance to the purchaser at a price of $0.45 per share during the first twelve months and $0.40 per share for the remaining twelve months.

On December 15, 2004, the Company issued 2,200,000 units at $0.25 per unit for proceeds of the $541,000 ($70,000 was received as at May 31, 2004) and for $9,000 for consulting services rendered. Each unit consists that of one common share of the company and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45 per share.

(c)	Stock Options
(i)	On November 27, 2002, 1,450,000 common shares were received pursuant to a stock option plan for officers, directors, key employees and consultants.
(ii)

On June 1, 2004, the Board of Directors approved a stock option plan for a maximum of 3,000,000 shares, to be issued when required from authorized and unissued common stock of the Company. The purpose of the plan is to provide the opportunity for eligible employees, consultants and members of the Board of Directors to increase their proprietary interest in the Company and as an incentive for them to remain in the services of the Company. The option price is set at 100% of the fair market value of the common stock at the date of issue, except in the case of the President, where the option price is set at 110% of the fair market value. The term of the options, once granted, is not to exceed five years.

(iii)

On June 24, 2004, the Company granted 2,800,000 stock options to various employees and outside consultants at an exercise price of $0.28 per share (except 1,000,000 stock options granted to the President and CEO, which has an exercise price of $0.31 per share). The stock options expire on June 24, 2009.

(iv)	On July 10, 2004, the Company granted 100,000 stock options to a director at an exercise price of $0.42 per share expiring on July 9, 2009.
(v)

On July 29, 2004, the Company entered into an agreement with a consultant to help raise financing. The Company is to pay the consultant a 7% finder’s fee on the total proceeds received by the Company, which is attributable to the consultant. The consultant has the option to receive this finder’s fee in cash or equity of the Company. The consultant was also granted 200,000 stock options at an exercise price of $0.38 per share expiring in three years.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

8.	Common Stock (continued)
(d)	Non-cash Consideration

Shares issued for non-cash consideration were valued (1) based on the fair value of the services and/or goods provided when these amounts were more readily determinable than the value of the shares at the date of issue; and (2) based on the fair market value of the shares at the date of issue when their value was more readily determinable than the value of the services provided.

On July 15, 2004, the Company issued 400,000 shares of common stock having an aggregate fair value of $180,000 for consulting services to be rendered over a two-year period. During the nine month period ended February 28, 2005, the Company charged to operations compensation expense of $56,250 and recorded deferred compensation expense of $123,750 that will be charged to operations over the remainder of the term.

On July 28, 2004, the Company issued 250,000 shares of common stock having an aggregate fair value of $112,500 for consulting services rendered. The amount was charged to operations during the period.

On August 4, 2004, the Company issued 80,000 shares of common stock having an aggregate fair value of $30,400 for consulting services rendered. Of this amount, $17,293 was used to settle debt and the remaining $13,107 was charged to operations.

On September 23, 2004, the Company issued 30,000 shares of common stock having an aggregate fair value of $8,700 to settle debt.

On October 8, 2004, the Company issued 500,000 shares of common stock having an aggregate fair value of $125,000 as partial payment for inventory purchased.

On October 22, 2004, the Company issued 300,000 shares of common stock for consulting services. The shares were recorded at an aggregate fair value of $84,000 for services to be rendered over a three-month period. The amount was charged to operations during the period.

On November 18, 2004, the Company issued 200,000 shares at an aggregate fair value of $62,000 for research and development consulting services rendered. The amount was charged to operations during the period.

On November 18, 2004, the Company issued 30,000 common shares at an aggregate fair value of $9,300 for the payment of travel expenses.

On November 24, 2004, the Company issued 120,700 common shares at an aggregate fair value of $32,589 for consulting services rendered. The amount was charged to operations during the period.

On December 1, 2004, the Company issued 20,000 shares of common stock having an aggregate fair value of $5,600 for consulting services rendered. Of this amount, $3,412 was used to settle debt and the remaining $2,188 has been recorded as a loss on debt settlement.

On December 16, 2004, the Company issued 950,000 common shares for consulting services to be rendered over a four-year period. The shares were recorded at an aggregate fair market value of $228,000. For the period ended February 28, 2005, the Company charged to operations compensation expense of $11,875 and recorded deferred compensation of $216,125 that will be charged to operations over the remainder of the term.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

8.	Common Stock (continued)
(d)	Non-cash Consideration (continued)

On December 20, 2004, the Company issued 800,000 common shares having an aggregate fair value of $232,000 for consulting services to be rendered. During the period ended February 28, 2005, the Company charged to operations compensation expense of $48,333 and recorded deferred compensation of $183,667 that will be charged to operations over the remainder of the term.

On January 20, 2005, the Company issued 600,000 common shares at an aggregate fair value of $132,000 for consulting services to be rendered. During the period ended February 28, 2005, the Company charged to operations compensation expense of $16,500 and recorded deferred compensation of $115,500 that will be charged to operations over the remainder of the term.

On January 20, 2005, the Company issued 100,000 shares at an aggregate fair value of $22,000 for consulting services rendered. The amount was charged to operations during the period.

On February 3, 2005 the Company issued 372,500 common shares for the settlement of debt in the amount of $74,668. The aggregate fair market value of $63,325 has been applied to reduce the outstanding debt and the remaining balance $11,343 recorded as a gain on debt settlement.

On February 8, 2005, the Company issued 100,000 common shares to three employees at an aggregate fair market value $17,000 for services to be rendered. For the period ended February 28, 2005, the Company charged to operations compensation expense $2,125 and recorded deferred compensation of $14,875 that will be charged to operations over the remainder of the term.

On February 28, 2005, the Company issued 2,500,000 shares to a consultant for services to be rendered over a twelve-month period. The aggregate fair market value of $375,000 has been recorded as a deferred compensation and will be charged to operations beginning on March 1, 2005.

(e)	Stock Purchase Agreement

On July 23, 2004, the Company entered into a Stock Purchase Agreement with Seaside Investments PLC (“Seaside”), a private London investment company, for the purchase by Seaside of $1,177,970 of the Company’s common shares at $0.46 per share, in exchange for shares of Seaside. Seaside has entered into a “lock-up” agreement with the Company pursuant to which it has agreed not to trade the Company’s shares it will receive as a result of this transaction for a period of one year from the closing date. The Company has agreed to file a registration statement with the SEC allowing the public resale of the common shares by Seaside, commencing at the expiration of the “lock-up” period. In full payment for our shares, Seaside will issue its shares to the Company equivalent to $1,177,970. Thirty percent of Seaside’s shares will be held in escrow for one year following their issuance and in the event the per share market price of the Company’s common stock at such time is less than the per share value of the Company’s stock at the time of the closing, Seaside will be entitled to receive out of escrow a percentage of the shares equal to the percentage of such decline. The remaining shares held in escrow shall be released to the Company at such time. The closing of this transaction is subject to certain contingencies, including the listing of Seaside shares on the London Stock Exchange on or before September 30, 2004 (extended to March 31, 2005). The Company entered into this transaction to assist in financing its operations. Once this transaction is completed, the Company will have the ability to either; sell the Seaside shares on a prescribed formula basis not exceeding 10% per month or use the Seaside shares as collateral for a loan. The Company has delivered  2,677,500 shares to its legal counsel to be held in escrow pending closing of this transaction at which time these shares will be recorded as issued common shares.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

9.	Commitments
(a)

In November 2004, the Company entered into a consulting agreement for marketing and public relations services for $2,500 a month commencing in December 2004. In addition, the Company is to issue 244,000 restricted common shares for each three months of service.

(b)

On December 20, 2004 the Company entered into a consulting agreement and agreed to pay a 5% commission on sales to customers introduced by the consultant. In addition, the Company will issue 200,000 common shares for each new product marketed by the consultant. The new products are not to exceed one for every two months.

(c)

On January 10, 2005, the Company entered into a consulting agreement and agreed to pay a 2% sales commission on sales to customers introduced by the consultant. In addition, the Company will issue 150,000 common shares for each new product marketed by the consultant. The Company will also to pay a 5% commission on sales generated by the new products in year one dropping by 1% per year to a commission of 1% in year five. The consultant can also earn a 7.5% finder’s fee on any financing raised for the Company.

(d)

On January 20, 2005, the Company entered into a five-year agreement with a company for marketing and distribution services. The Company is to issue 1,900,000 common shares for the first year. The Company will pay a retainer fee of $10,000 plus $5,000 per month. The marketing company will earn a 15% commission on sales generated in its distribution channels. The Company will issue 400,000 common shares for each new product marketed by the marketing company.

(e)

On February 8, 2005, the Company approved the issuance of stock options to a consultant to purchase 100,000 common shares of the Company at $0.20 per share once the first sale to a customer introduced to the Company by the consultant has been completed. The options will expire five years from the date of issue. In addition, the consultant will receive a commission of 2% on sales introduced to the Company.

10.	Subsequent Events
(a)	On March 1, 2005 the Company issued 100,000 common shares to settle debt of $15,000.

(b)	On March 3, 2005, the Company issued 1,010,000 common shares to settle total debt of $197,162 owing to officers, directors and employees.
(c)

On March 7, 2005, the Board of Directors approved the 2005 Stock Option Plan for a maximum of 2,000,000 shares, to be issued when required from authorized and unissued common stock of the Company. The purpose of the plan is to provide the opportunity for eligible employees, consultants and members of the Board of Directors to increase their proprietary interest in the Company and as an incentive for them to remain in the services of the Company. The option price is set at the fair market value of the common stock at the date of issue. The term of the options, once granted, is not to exceed five years.

(d)

On March 7, 2005, the Board of Directors granted a total of 1,400,000 options under the 2005 Stock Option Plan to various officers, directors, employees and consultants at an exercise price of $0.14 per share expiring on March 6, 2010.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

February 28, 2005

(expressed in U.S. dollars)

(unaudited)

10.	Subsequent Events (continued)
(e)	On March 15, 2005, the Company issued 150,000 common shares to be recorded at an aggregate fair value of $22,500 for legal fees to be rendered.
(f)

On April 5, 2005, the Company completed a financing agreement for $1,100,000. Under the agreement the Company will issue a $1,100,000 convertible note. The note is convertible into common shares of the Company over a twelve-month period on a formula basis. The conversion price is based on the average of the three lowest closing prices of the Company?s stock for the thirty days prior to conversion. The timing of the conversion is at the option of the holder. The lowest conversion price for the eight months subsequent to April 5, 2005 is $0.08 per share. Thereafter, there is no minimum conversion price. Upon conversion of the note, the Company will issue four series of share purchase warrants as follows: Class A warrants equivalent to the number of shares issued on the convertible note exercisable at $0.20 per share; Class B warrants equivalent to 75% of the number of shares issued on the convertible note exercisable at $0.25 per share; Class C warrants equivalent to 50% of the number of shares issued on the convertible note exercisable at $0.30 per share; and Class D warrants equivalent to 50% of the number shares issued on the convertible note exercisable at $0.45 per share. The warrants will expire five years after the date the warrants are issued and are callable by the Company when the market price is 200% of the exercise price. The Company is committed to filing an SB-2 Registration Statement with the SEC. There are penalty provisions for the Company should the filing not become effective within 120 days. There are specific provisions for use of proceeds and penalties should the Company vary more than 5% for each individual item specified on the use of proceeds. The Company is committed to a due diligence fee of 9% and paying the legal fees of the lender relating to this transaction totaling $15,000.

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Index

Independent Auditors’ Report	F–1

Consolidated Balance Sheets	F–2

Consolidated Statements of Operations	F–3

Consolidated Statements of Cash Flows	F–4

Consolidated Statement of Stockholders’ Equity	F–5

Notes to the Consolidated Financial Statements                                              F–7

Report of Independent Auditors

To The Stockholders and Board of Directors

of AVVAA World Health Care Products, Inc.

We have audited the accompanying consolidated balance sheets of AVVAA World Health Care Products, Inc. (A Development Stage Company) as of May 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from June 3, 1998 (date of inception) to May 31, 2004 and the years ended May 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of AVVAA World Health Care Products, Inc. (A Development Stage Company), as of May 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from June 3, 1998 (date of inception) to May 31, 2004 and the years ended May 31, 2004 and 2003, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations since inception, no source of revenues and a significant working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. These consolidated financial statements do not include any adjustments, which might result from the outcome of this uncertainty.

/s/ “Manning Elliott”

Chartered Accountants

Vancouver, Canada

September 13, 2004

F-1

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

(expressed in U.S. Dollars)

	May 31,	May 31,
	2004 $	2003 $

Assets

Current Assets

Cash	42,787	4,290

Total Current Assets	42,787	4,290

Patent Protection Costs (Note 3)	11,378	10,000

Advance Royalty Deposits (Note 3)	220,000	220,000

Property and Equipment (Note 4)	8,246	12,958

Total Assets	282,411	247,248

Liabilities and Stockholders’ Deficit

Current Liabilities

Accounts payable (Note 5)	588,291	503,665
Accrued liabilities	14,990	69,949
Due to related parties (Note 6)	859,612	779,928
Other advances (Note 7)	220,866	139,946

Total Liabilities	1,683,759	1,493,488

Contingency (Note 1)
Subsequent Events (Note 11)

Stockholders’ Deficit

Common Stock (Note 8) – 100,000,000 shares authorized at $0.001 par value; 22,455,672 and 17,411,701 issued and outstanding respectively	22,456	17,412

Additional Common Stock Subscribed	249,040	181,198

Additional Paid-in Capital	2,896,387	954,003

Deferred Compensation (Note 8)	(568,531)	(607,876)

Accumulated Other Comprehensive Loss	(47,661)	(68,896)

Deficit Accumulated During the Development Stage	(3,953,039)	(1,722,081)

Total Stockholders’ Deficit	(1,401,348)	(1,246,240)

Total Liabilities and Stockholders’ Deficit	282,411	247,248

F-2

(The Accompanying Notes are an Integral Part of the Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(expressed in U.S. Dollars)

	Accumulated
	from
	June 3, 1998
	(Date of Inception)	Year Ended
	to May 31,	May 31,
	2004 $	2004 $	2003 $

Sales	9,409	9,409	–

Cost of Sales	6,204	6,204	–

Gross Profit	3,205	3,205	–

Expenses

General and Administration

Amortization	7,484	6,098	1,386
Consulting	882,821	460,942	236,211
Foreign exchange	23,064	(1,797)	–
Interest	35,842	8,440	9,245
Office, telephone and rent	51,634	34,040	10,312
Professional fees	229,553	57,941	72,970
Stock-based compensation	1,147,187	977,845	169,342
Transfer agent and regulatory fees	16,906	6,162	10,744
Travel	17,743	7,578	1,960

	2,412,234	1,557,249	512,170

Selling and Marketing

Consulting	739,266	423,853	281,283
Promotion	12,579	12,027	158
Wages and benefits	5,824	5,824	–

	757,669	441,704	281,441

Research and Development

Consulting	510,479	81,218	20,352
Health agency approvals	185,700	74,472	4,791
Rent	10,642	–	854

	706,821	155,690	25,997

Net loss from operations	(3,873,519)	(2,151,438)	(819,608)

Write-down of assets	(79,520)	(79,520)	–

Net loss for the period	(3,953,039)	(2,230,958)	(819,608)

Basic net loss per share		(0.11)	(0.07)

Weighted average common shares outstanding		20,156,000	12,453,000

(Diluted loss per share has not been presented as the result is anti-dilutive)

F-3

(The Accompanying Notes are an Integral Part of the Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(expressed in U.S. Dollars)

	Accumulated from
	June 3, 1998
	(Date of Inception)	Year Ended May 31,
	to May 31,
	2004 $	2004 $	2003 $
Operating Activities

Net loss for the period	(3,953,039)	(2,230,958)	(819,608)

Adjustments to reconcile net loss to net cash used in operating activities
Amortization	7,484	6,098	1,386
Recapitalization costs	(115,730)	–	(115,730)
Stock-based compensation	1,147,187	977,845	169,342
Write-down of assets	79,520	79,520	–

Changes in operating assets and liabilities
Accounts payable and accrued liabilities	829,771	248,657	348,718

Net Cash Used In Operating Activities	(2,004,807)	(918,838)	(415,892)

Investing Activities
Patent protection costs	(11,378)	(1,378)	–
Purchase of property and equipment	(14,136)	–	(14,136)
Advance royalty deposits	(220,000)	(25,000)	(30,000)

Net Cash Used In Investing Activities	(245,514)	(26,378)	(44,136)

Financing Activities
Advances from related parties	1,055,266	300,338	351,445
Advances from others	220,866	80,920	7,854
Issuance of convertible debentures	300,000	–	–
Issuance of common shares	520,939	511,220	–
Subscriptions received	243,698	70,000	173,698

Net Cash Provided by Financing Activities	2,340,769	962,478	532,997

Foreign Currency Translation	(47,661)	21,235	(68,896)

Change in Cash	42,787	38,497	4,073

Cash – Beginning of Period	–	4,290	217

Cash – End of Period	42,787	42,787	4,290

Non-Cash Investing and Financing Activities
Advance royalty deposits payable	–	25,000	–
Shares issued to settle debt	204,698	204,510	–
Shares issued for convertible debenture conversions	300,000	–	–
Shares to be issued to settle debt included in subscriptions received	22,040	22,040	7,500
Promissory notes issued to acquire assets	73,346	73,346	–
Shares issued for consulting fees	781,500	781,500	–
Shares to be issued for consulting fees included in subscriptions received	157,000	157,000	–
Shares issued to settle related party debt	269,000	269,000	–

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

F-4

(The Accompanying Notes are an Integral Part of the Financial Statements)

AVVAA World Health Care Products, Inc. (A Development Stage Company) Consolidated Statement of Stockholders’ Deficit (expressed in U.S. Dollars)
	Common Stock		Additional Common Stock	Additional Paid-in	Deferred	Accumulated Other Comprehensive	Accumulated
	Shares #	Amount $	Subscribed $	Capital $	Compensation $	Loss $	Deficit $

Balance at June 3, 1998 (Date of Inception)	–	–	–		–	–	–

Issuance of Shares:

Rule 144 restricted shares for cash	1,600,000	1,600	–	6,400	–	–	–
Unrestricted shares for cash	152,232	152	–	53,188	–	–	–
Rule 504 unrestricted shares for cash	14,350	14	–	18,153	–	–	–
Rule 504 unrestricted shares for conversion of convertible debentures	41,697	42	–	60,416	–	–	–

Net loss for the period	–	–	–	–	–	–	(102,298)

Balance at May 31, 1999	1,808,279	1,808	–	138,157	–	–	(102,298)

Issuance of Shares:

Rule 144 restricted shares for cash	400,000	400	–	1,600	–	–	–
Rule 504 unrestricted shares for conversion of notes payable	101,133	101	–	151,599	–	–	–
Rule 504 unrestricted shares for cash	20,000	20	–	29,980	–	–	–
Previously issued restricted shares transferred to acquire property	–	–	–	100,000	–	–	–

Net loss for the year	–	–		–	–	–	(267,532)

Balance at May 31, 2000	2,329,412	2,329	–	421,336	–	–	(369,830)

Issuance of Shares:

Rule 504 unrestricted shares for cash	15,788	16	–	23,184	–	–	–
Rule 144 restricted shares for acquisition of Anmore Management Inc.	2,000	2	–	8	–	–	–

Reorganization costs	–	–	–	(90,010)	–	–	–

Net loss for the year	–	–	–	–	–	–	(252,215)

Balance at May 31, 2001	2,347,200	2,347	–	354,518	–	–	(622,045)

Issuance of Shares:

Restricted shares for conversion of notes payable	112,000	112	–	55,888	–	–	–
Uunrestricted shares for consulting services	250,000	250	–	24,750	(19,118)	–	–
Reduction of reorganization costs	–	–	–	50,000	–	–	–

Net income for the year	–	–	–	–	–	–	37,589

Balance at May 31, 2002	2,709,200	2,709	–	485,156	(19,118)	–	(584,456)

Elimination of AVVAA’s stockholders’ deficit	–	–	–	(584,456)	–	–	584,456

Shares issued to the shareholders of MYOSP	12,112,501	12,113	–	297,793	–	–	(902,473)

Shares issued for services to be rendered	2,590,000	2,590	–	755,510	(758,100)	–	–

Amortization of deferred compensation	–	–	–	–	169,342	–	–

Common stock to be issued	–	–	181,198	–	–	–	–

Foreign currency translation adjustment	–	–	–	–	–	(68,896)	–

Net loss for the year	–	–	–	–	–	–	(819,608)

Balance at May 31, 2003	17,411,701	17,412	181,198	954,003	(607,876)	(68,896)	(1,722,081)

Carried forward	17,411,701	17,412	181,198	954,003	(607,876)	(68,896)	(1,722,081)

Shares issued for cash	2,776,131	2,776	(173,698)	682,142	–	–	–

Shares issued to settle debt	637,840	638	(7,500)	211,372	–	–	–

Shares issued to settle related party debt	390,000	390	–	268,610	–	–	–

Shares issued for services	1,450,000	1,450	–	780,050	(781,500)	–	–

Amortization of deferred compensation	–	–	–	–	977,845	–	–

Common stock to be issued:

- for cash	–	–	70,000	–	–	–	–
- for services	–	–	157,000	–	(157,000)	–	–
- to settle debt	–	–	22,040	–	–	–	–

Shares cancelled	(210,000)	(210)	–	210	–	–	–

Foreign currency translation adjustment	–	–	–	–	–	21,235	–

Net loss for the year	–	–	–	–	–	–	(2,230,958)

Balance at May 31, 2004	22,455,672	22,456	249,040	2,896,387	(568,531)	(47,661)	(3,953,039)

F-5

(The Accompanying Notes are an Integral Part of the Financial Statements)

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

1.	Nature of Operations and Continuance of Business

AVVAA World Health Care Products, Inc. (the “Company”) was incorporated on June 3, 1998 in the State of Nevada.

On June 28, 2002 the Company completed the acquisition of 100% of the common shares of Mind Your Own Skin Products Inc. (“MYOSP”), a company incorporated under the Company Act of the Province of British Columbia, Canada. The purchase transaction consisted of 12,112,501 common shares, after a 1 new for 5 old reverse stock split of the Company’s issued common shares. This share issuance resulted in a reverse takeover of the Company by the shareholders of MYOSP. Certain directors and officers of MYOSP became directors and officers of the Company. These financial statements are a continuation of MYOSP.

The Company is a global biotechnology company specializing in providing all natural, therapeutic skin care products. The Company intends to manage the manufacturing, distribution, marketing and sale of health-care products throughout the world. The Company’s mission is to provide to the public medically safe, natural, non-toxic health-care products and specifically products that treat skin abnormalities as well as enhance the natural clarity and texture of healthy skin. The Company is presently licensed to manufacture and distribute patented Europeans skin care products, which are scientifically developed to treat the symptoms of skin diseases including eczema, psoriasis and acne. The Company intends to manufacture and market over-the-counter the Neuroskin line of products through mass marketing food and drug channels in the United States. The three flagship core products of the Neuroskin lines are FDA compliant. The Company has developed a business plan and conducted research with respect to marketing the products.

The Company is considered a development stage company in accordance with Statement of Financial Accounting Standards (SFAS) No. 7. These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at May 31, 2004, the Company has not recognized significant revenue, has a working capital deficit of $1,640,972, and has accumulated operating losses of $3,953,039 since its inception. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

In 2004 the Company issued 3,230,471 units at $0.25 per unit for proceeds of $684,918 in cash and $122,585 in debt settlement. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant. Each warrant is exercisable within two years of the date of issuance to the purchaser at a price of $0.45 during the first 12 months and $0.40 (repriced from $0.65 subsequent to year end) for the remaining 12 months.

On December 22, 2003, the Company entered into a Letter of Commitment to participate in a Joint Venture with a First Nations Band (the “Band”). The Joint Venture was to be 51% owned by the Band and 49% by the Company. The Company was to contribute all the property and equipment, including all intellectual property and intangible assets, and inventory of Mystic. The Company was also to provide its management expertise to supervise the construction of a manufacturing facility on the Band’s land, purchase and install suitable equipment, and prepare a business plan. The band was to contribute a total of CAD$5,000,000 to be used to construct the manufacturing facility, to purchase manufacturing equipment and to fund start up and operating costs. The Band contributed CAD$50,000 on December 22, 2003 and made an additional advance of CAD$52,000 on March 2, 2004 to help develop the business plan and a start-up plan. The total advances of CAD$102,000 are refundable should the Band not approve the start-up plan. Upon acceptance of the start-up plan the remaining CAD$4,898,000 would have been advanced according to an approved schedule in the start-up plan. Subsequent to year-end, the Company and the Band decided not to proceed with the Joint Venture.

F-6

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

1.	Nature of Operations and Continuance of Business (continued)

On January 2, 2004, the Company completed the October 15, 2003 agreement (as amended January 1, 2004) to purchase certain operational business assets of 5943609 B.C. Ltd. (dba Mystic Mountain Body and Spa Products) (“Mystic”), a company based in British Columbia, Canada. Mystic is a manufacturer and seller of bath, skin, body and aromatherapy products. The assets purchased included inventory, property and equipment, including all intellectual property and intangible assets of Mystic. In return, the Company issued two promissory notes totalling CAD$100,000 to the owner of Mystic due on April 30, 2004 (CAD$15,000 was previously due on January 31, 2004 and CAD$85,000 on March 15, 2004, but the deadlines were extended by the owner of Mystic). Both promissory notes are non-interest bearing and unsecured. The Company and Mystic have decided to terminate the agreement but have not yet settled the terms. As of May 31, 2004, the Company wrote-off all the assets it acquired from Mystic totalling $79,520. The promissory notes remain, pending release by Mystic.

On May 10, 2004, the Company offered a private placement subscription for up to 2,000,000 units of the Company at a purchase price of $0.25 per unit. Each unit will consist of one common share of the Company and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45. As at May 31, 2004, the Company had received $70,000 in subscriptions.

See Note 11 for Subsequent Events.

2.	Summary of Significant Accounting Principles
(a)	Basis of Accounting

These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and are expressed in United States dollars.

(b)	Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mind Your Own Skin Products Inc. and 648311 B.C. Ltd.

(c)	Year End

The Company’s fiscal year end is May 31.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(e)	Inventory

Raw materials are recorded at the lower of average cost and replacement cost and finished goods are recorded at the lower of average cost and net realizable value. The Company provides inventory reserves for estimated obsolescence on unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based on assumptions about future demand and market conditions. Shipping and handling costs are recorded as part of cost of sales.

(f)	Property and Equipment

Molds are recorded at cost. Amortization is computed on a straight-line basis using an estimated useful life of three years.

F-7

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

2.	Summary of Significant Accounting Principles (continued)
(g)	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

(h)	Foreign Currency Translation

The functional currency of the Company’s Canadian subsidiary is the Canadian dollar. The financial statements of this subsidiary are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations.

(i)	Revenue Recognition

Revenue is derived from the sale of personal care products sold directly to retailers or indirectly through distributors. The Company follows the provisions of Staff Accounting Bulletin (“SAB”) No. 104; “Revenue Recognition in Financial Statements”. Revenue from the sale of products is only recognized upon delivery of the product, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collection is not considered probable, revenue will be recognized when the fee is collected. Until the Company can establish a history of returns, recognition of revenue will be deferred on sales to distributors having right of return privileges until the return period expires. Once a reliable return history is established, such returns will be estimated using historical return rates.

In accordance with Emerging Issues Task Force (“EITF”) No. 00-10, “Accounting for Shipping and Handling Fees and Costs”, freight and handling charges billed to customers are recorded as revenue while the corresponding freight and handling costs are recorded as cost of sales.

(j)	Other Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company had a comprehensive loss of $2,209,723 and $888,504, which includes a foreign currency translation gain (loss) of $21,235 and $(68,896), at May 31, 2004 and 2003, respectively.

(k)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

F-8

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

2.	Summary of Significant Accounting Principles (continued)
(l)	Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from management’s best estimates as additional information becomes available in the future.

(m)	Financial Instruments

The fair values of cash, accounts payable, accrued liabilities, due to related parties and other advances were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

(n)	Income Taxes

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

(o)	Recent Accounting Pronouncements

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB 104), which supersedes SAB 101, “Revenue Recognition in Financial Statements.” The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company’s financial statements.

3.	Advance Royalty Deposits and Related License Agreements

Pursuant to two separate license agreements, the Company has been granted by the inventor of certain products known as Neuroskin, Nail Fit, Razor Rash, Dermac and Itch-X, the sole and exclusive right and license to manufacture, produce, package, distribute, market, promote, use and sell, among other things, certain human and animal skin care treatments and products. These products have received approval from the US Food and Drug Administration (“FDA”) as compliant products for over the counter pharmaceuticals as well as cosmetics skin care products. Canadian DIN approvals for these products have been renewed. The license rights include all countries in the world with the exception of Germany, Switzerland, Austria, The Netherlands, Belgium, Luxembourg and Lithuania.

The agreements provide for the joint ownership of all applicable patents, pending patents, patent applications, trade marks, copyright, secret processes, formulae, technical data and other scientific and technical information has been secured.

F-9

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

3.	Advance Royalty Deposits and Related License Agreements (continued)

Terms of the license agreements call for total advance royalty payments of $220,000, which has been paid in full. The licensor will be entitled to royalties on the sale of products by the Company at a rate of approximately 7% of sales. The term of the agreements are for thirty years with automatic renewal rights.

The original registrant for the various approvals was the inventor and licensor. The various approvals have been transferred to reflect the Company as the manufacturer and owner. The inventor retains the licensing rights to the products.

A total amount of $11,379 has been paid to protect certain Canadian patent rights for the Neuroskin product. These costs will be amortized to operations once sales of Neuroskin products begin.

4.	Property and Equipment

Property and equipment is stated at cost less accumulated amortization.

			2004	2003
		Accumulated	Net Carrying	Net Carrying
	Cost	Amortization	Value	Value
	$	$	$	$

Moulds	14,136	5,890	8,246	12,958

5.	Liability to Agent

Included in accounts payable is $146,849 (2003 - $112,377) owing to the Agent processing the applications related to the US FDA registration as compliant products and Canadian DIN approvals for the licensed products and is the original registrant in that regard. As original registrant it is the only entity able to effect any changes to the FDA registration as compliant products and DIN applications and/or registrations for the products. Originally retained by the inventor, the Agent is now the agent for both the Company and the inventor. The Agent and the inventor agreed that the FDA and DIN registrations will be amended to show the Company as the manufacturer and owner. The inventor retains the licensing rights to the products. The Agent was previously retaining control of the applications and registrations as security for the payment of its outstanding fees. The fees do not bear interest and are currently payable. During the year, the Agent amended the FDA and DIN registrations to show the Company as the manufacturer and owner.

6.	Related Party Advances and Transactions
	2004 $	2003 $

(a) Advances

(i) Shield-Tech Products Inc.	410,227	415,049
(ii) Owing to the licensor (Note 3)	–	25,000
(iii) Owing to directors and/or officers	449,385	339,879

	859,612	779,928

(i)

Shield-Tech Products Inc., a company under common control, conducted research and incurred development expenditures on the Company’s behalf. The advances are without interest, unsecured and there are no agreed repayment terms.

(ii)	The licensor is a minority shareholder.

F-10

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

6.	Related Party Advances and Transactions (continued)
(iii)	The advances from directors and/or officers are unsecured, without fixed repayment terms and are non-interest bearing.
(b)	Transactions

Six directors/officers were paid $640,000 (2003 - $287,877) during the year for consulting services rendered.

(c)	Debt Settlement

During the year, the Company issued 390,000 shares to settle $269,000 of related party debt.

7.	Other Advances
(a)

The Company received advances from a non-related party totalling $114,000 to assist in research and development. The advance is currently payable, unsecured and includes interest at prime plus 1% per annum. Interest of $6,107 was accrued and charged to operations for the year ended May 31, 2003 (2003 - $7,854).

(b)

The Company received $74,813 (CAD$102,000) from the Band to assist the Company in developing the business and start-up plan for a proposed joint venture as described in Note 1. The advance is non-interest bearing, unsecured and repayable only if the Band did not approve the start-up plan. Subsequent to year end, the Company and the Band decided not to proceed with the joint venture.

8.	Common Stock
(a)	Reverse Stock Split

On June 28, 2002, pursuant to the terms of the MYOSP acquisition, the Company completed a reverse split of its common stock on 5 for 1 basis, such that every five shares of common stock issued and outstanding immediately prior to the reverse split was changed into and constitute one share of fully paid common stock of the Company. All per share amounts have been retroactively adjusted.

(b)	The Company issued 12,112,501 common shares to the shareholders of MYOSP to effect a reverse merger of the Company.
(c)	On November 27, 2002, 1,450,000 common shares were reserved for the exercise of stock options for officers, directors, key employees and consultants.

On March 11, 2004, the Company granted stock options to an investment relations company: 100,000 options exercisable at $0.70 per share and 125,000 options exercisable at $1.00 per share expiring in one year.

(d)

In 2004 the Company issued 3,230,471 units at $0.25 per unit for proceeds of $684,918 in cash and $122,585 in debt settlement. Each unit consisted of one common share of the Company and one non-transferable share purchase warrant. Each warrant is exercisable within two years of the date of issuance to the purchaser at a price of $0.45 during the first 12 months and $0.40 (repriced from $0.65 subsequent to year end) for the remaining 12 months.

(e)

On May 1, 2004, the Board and the stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000. The amendment was processed by the Company subsequent to year end.

F-11

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

8.	Common Stock (continued)
(f)

On May 10, 2004, the Company offered a private placement subscription for up to 2,000,000 units of the Company at a purchase price of $0.25 per unit. Each unit will consist of one common share of the Company and one non-transferable share purchase warrant. Each warrant may be exercised within one year of the date of issuance to the purchaser at a price of $0.45. As at May 31, 2004, the Company had received $70,000 in subscriptions.

(g)	Non-Cash Consideration

Shares issued for non-cash consideration were valued based on the fair market value of the services provided.

On August 9, 2002, the Company issued 300,000 shares of common stock for investor relation’s services. These shares were issued at an aggregate value of $135,000 for services to have been rendered over a six-month period. The services were never provided therefore no stock-based compensation has been recorded and the 300,000 shares are to be cancelled.

On December 11, 2002, the Company issued 240,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $100,800 for services to have been rendered over a one-year period. The consultant earned 30,000 shares for a fair market value of $12,600, which was charged to operations as compensation expense. The remaining 210,000 shares were cancelled in 2004.

On January 9, 2003, the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $93,000 for services rendered. The Company charged to operations compensation expense of $93,000 in 2003.

On March 11, 2003, the Company issued 250,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $127,500 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $63,750 for the year ended May 31, 2004 (2003 - $13,281) and recorded deferred compensation of $50,469 that will be charged to operations over the remainder of the term.

On April 10, 2003, the Company issued 500,000 shares of common stock to two officers. These shares were issued at an aggregate fair value of $175,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $87,500 for the year ended May 31, 2004 (2003 - $10,938) and recorded deferred compensation of $75,562 that will be charged to operations over the remainder of the term.

On April 22, 2003, the Company issued 250,000 shares of common stock for financing services. These shares were issued at an aggregate fair value of $87,500 as compensation for the successful arrangement of $3,000,000 in financing for the Company. The Company has recorded deferred compensation of $87,500 that will be charged to operations when it is earned.

On May 6, 2003, the Company issued 750,000 shares of common stock to three officers. These shares were issued at an aggregate fair value of $262,500 for services to be rendered over a one-year period. The Company charged to operations compensation expense of $240,624 for the year ended May 31, 2004 (2003 - $21,876).

On June 1, 2003, the Company issued 100,000 shares of common stock to two employees. These shares were issued at an aggregate fair value of $40,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $20,000 that will be charged to operations over the remainder of the term.

F-12

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

8.	Common Stock (continued)
(g)	Non-Cash Consideration (continued)

On August 1, 2003, the Company issued 250,000 shares of common stock to an officer. These shares were issued at an aggregate fair value of $120,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $50,000 for the period ended May 31, 2004 and recorded deferred compensation of $70,000 that will be charged to operations over the remainder of the term.

On January 2, 2004 the Company issued 200,000 shares to an officer. These shares were issued at a fair value of $96,000 for services to be rendered over a two-year period. The Company charged to operations compensation expense of $20,000 for the period ended May 31, 2004 and recorded deferred compensation of $76,000 to be charged to operations over the remainder of the term.

On February 15, 2004 the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $129,000 for services to be rendered over a three month period which was charged to operations.

On March 9, 2004, the Company issued 300,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $219,000 for services rendered which was charged to operations.

On March 10, 2004, the Company issued 100,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $70,500 for services to be rendered over a one year period. The Company charged to operations compensation expense of $17,500 and recorded deferred compensation of $52,500 that will be charged to operations over the remainder of the term.

On March 18, 2004, the Company issued 50,000 shares of common stock for consulting services. These shares were issued at an aggregate fair value of $35,500 for services rendered which was charged to operations.

On May 14, 2004, the Board approved the issue of 50,000 shares of common stock for consulting services. These shares were issued subsequent to year end at an aggregate fair value of $70,000 for services rendered. The Company charged to operations compensation expense of $70,000 since all services had been performed as of May 31, 2004.

On May 15, 2004, the Board approved the issue of 300,000 shares of common stock for consulting services. These shares were issued subsequent to year end at an aggregate fair value of $87,000 for services to be rendered over a three month period. The Company charged to operations compensation expense of $14,500 and recorded deferred compensation of $72,500 that will be charged to operations over the remainder of the term.

9.	Income Taxes

The tax effects of the significant temporary differences, which would comprise tax assets at May 31, 2004 and 2003, are as follows:

	2004	2003
	$	$

Deferred tax asset:

Operating loss carryforward	399,022	246,000

Valuation allowance	(399,022)	(246,000)

Net deferred tax asset	–	–

F-13

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

9.	Income Taxes (continued)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carryforward period.

The Company has approximately $826,000 of net operating loss carry forwards available for US income tax purposes to reduce taxable income of future years. These net operating loss carry forwards expire in years ranging from 2019 to 2024. In addition, the Company has approximately CAD$2,596,000 of non-capital losses available for Canadian income tax purposes to reduce taxable income of future years.

10.	Business Acquisition

On January 2, 2004, the Company acquired certain operational business assets from Mystic for two promissory notes totalling CAD$100,000.

The purchase price allocation was as follows:

CAD$

Inventory	83,363
Property and equipment	16,637

Total purchase price	100,000

The Company and Mystic decided to terminate the agreement but have not yet settled the terms. As at May 31, 2004, the Company wrote off all the assets it acquired from Mystic totaling $79,520. The promissory notes remain, pending release by Mystic.

11.	Subsequent Events
(a)	On June 1, 2004, 3,000,000 common shares were reserved pursuant to a stock option plan for officers, directors, key employees and consultants.
(b)

On June 24, 2004, the Company granted 2,800,000 stock options to various employees and outside consultants at an exercise price of $0.28 per share (except 1,000,000 stock options granted to the President and CEO, which has an exercise price of $0.31 per share). The stock options expire on June 24, 2009.

(c)	On July 10, 2004, the Company granted 100,000 stock options to a director at an exercise price of $0.42 per share expiring on July 9, 2009.
(d)	On July 15, 2004, the Company issued 400,000 shares of common stock having an aggregate fair value of $180,000 for consulting services to be rendered over a two year period.
(e)	On July 28, 2004, the Company issued 250,000 shares of common stock having an aggregate fair value of $112,500 for consulting services rendered.
(f)

On July 29, 2004, the Company entered into an agreement with a consultant to help raise financing. The Company is to pay the consultant a 7% finder’s fee on the total proceeds received by the Company, which is attributable to the consultant. The consultant has the option to receive this finder’s fee in cash or equity of the Company. The consultant was also granted 200,000 stock options at an exercise price of $0.38 per share expiring in three years.

F-14

AVVAA World Health Care Products, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

(expressed in US dollars)

11.	Subsequent Events (continued)
(g)	On August 4, 2004, the Company issued 80,000 shares of common stock to settle debt of $30,400.
(h)	Subsequent to year end the Company and the Band decided not to proceed with the joint venture described in Note 1.

F-15

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

18,333,333 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE CONVERSION OF PROMISSORY NOTES

12,222,222 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE CONVERSION OF CLASS A WARRANTS

9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE CONVERSION OF CLASS B WARRANTS

9,166,667 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE CONVERSION OF CLASS C WARRANTS

6,111,111 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE CONVERSION OF CLASS D WARRANTS

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Certificate of Incorporation and By-laws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we may indemnify thereunder, including our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, our Certificate of Incorporation provides for the elimination, to the extent permitted by Nevada, of personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty as directors.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$1,400
Legal fees and expenses (1)	$50,000
Accounting fees and expenses (1)	$25,000
Miscellaneous and Printing fees(1)	$23,600

Total (1)	$100,000

(1) Estimated.

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES.

On April 4, 2005, we issued 1,000,000 shares of our restricted common stock to Crossfire Network Inc. in consideration for services rendered to us for advertising and marketing our products. The issuance was valued at $001. per share or $1,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Crossfire Network Inc. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Crossfire Network Inc. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 9, 2005, we issued 125,000 shares of our restricted common stock to Brian Buchanan in consideration for past dues consulting services rendered in the amount of $20,800. The issuance was valued at $. 17 per share or $20,800. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Buchanan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Buchanan had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 7, 2005, we issued 322,500 shares of our restricted common stock to Clearbridge Capital Corp. in consideration for payment of past due invoices of $64,500. The issuance was valued at $.20 per share or $64,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Clearbridge Capital Corp. was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Clearbridge Capital Corp. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 7, 2005, we issued 100,000 shares of our restricted common stock to Merle Goertz in consideration for past due amounts owed for advertising, telephone and promotions. The issuance was valued at $.15 per share or $15,000 . Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Goertz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Goertz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On February 10, 2005, we issued an aggregate of 100,000 shares of our restricted common stock to the following employees: Ruth Brennan – 50,000; Diana Byskov – 25,000 shares; and Stephanie Tambellini – 25,000 shares in consideration for services rendered to us. The issuance was valued at $.17per share or $17,000 . Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each person was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each person had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 31, 2005, we issued an aggregate of 2,200,000 shares of our restricted common stock to various parties based on a private placement memorandum. The issuance was valued at $.25 per share or $550,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The various parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the various parties had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 25, 2005, we issued 350,000 shares of our restricted common stock to David J. Larson in consideration for services rendered to us. The issuance was valued at $.22 per share or $77,000 . Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Larson was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Larson had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 5, 2005, we issued 500,000 shares of our restricted common stock to Jerry A. Moore in consideration for services rendered to us for marketing and selling our products. The issuance was valued at $.29 per share or $145,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Moore was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Moore had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 23, 2004, we issued 30,000 shares of our restricted common stock to George E. Begley in consideration for consulting services rendered to us. The issuance was valued at $.31 per share or $9,300. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Begley was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Begley had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 28, 2004, we issued 2,550,000 shares of our restricted common stock to Seaside Investments PLC pursuant to a stock purchase agreement. The issuance was valued at $.46 per share or $1,173,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Seaside Investments PLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Seaside Investments PLC. had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 28, 2004, we issued 648,662 shares of our restricted common stock to Hunter Wise Securities, LLC pursuant to an advisory agreement. The issuance was valued at $.46 per share or $298,385. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Hunter Wise Securities, LLC was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Hunter Wise Securities had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule

144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 4, 2004, we issued 250,000 shares of our restricted common stock to Gerd Thone pursuant to a license agreement. The issuance was valued at $.45 per share or $112,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Thone was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Thone had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 29, 2004, we issued 250,000 shares of our restricted common stock to Brian Buchanan for consulting services rendered. The issuance was valued at $.28 per share or $70,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Buchanan was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Buchanan had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 23, 2004, we issued 50,000 shares of our restricted common stock to Dr. Kenneth Steiner for consulting services rendered. The issuance was valued at $.71 per share or $35,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Dr. Steiner was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Dr. Steiner had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 7, 2004, we issued 200,000 shares of our restricted common stock to Calvin MacKinnon for consulting services rendered. The issuance was valued at $.48 per share or $96,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. MacKinnon was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. MacKinnon had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 8, 2003, we issued an aggregate of 100,000 shares (or 50,000 shares each) of our restricted common stock to Sharon Edwards and Calvin MacKinnon for consulting services rendered. The issuance was valued at $.40 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Messrs. Edwards and MacKinnon were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Messrs. Edwards and MacKinnon had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 9, 2003, we issued an aggregate of 3,230,471 shares of our restricted common stock to various parties based on a private placement memorandum. The issuance was valued at $.25 per share or $807,618. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The various parties were sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the various parties had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 30, 2003, we issued 250,000 shares of our restricted common stock to Ron Reynolds for consulting services rendered. The issuance was valued at $.48 per share or $120,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Reynolds was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Reynolds had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 13, 2003, we issued an aggregate of 1,500,000 shares of our restricted common stock to the following: 250,000 each to Dr. Mark Alden, James Haney, Barbara Smith, Charles Austin, Lorie Campbell-Farley and Ron Reynolds, each for consulting services rendered. The issuance was valued at $.35 per share or $525,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each party listed above was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each party listed above had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 18, 2003, we issued 250,000 shares of our restricted common stock to Brockton Group of Companies, Inc.. for consulting services rendered. The issuance was valued at $.51 per share or $127,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Brockton Group of Companies was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Brockton Group of Companies had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On January 9, 2003, we issued 300,000 shares of our restricted common stock to Starlife Financial for consulting services rendered. The issuance was valued at $.31 per share or $93,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Starlife Financial was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Starlife Financial had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 10, 2002, we issued 12,112,501 shares of our restricted common stock to various parties pursuant to a share exchange and share purchase agreement. The issuance was valued at $.67 per share or $8,115,376. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The parties each was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the parties each had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On August 23, 2002, we issued 300,000 shares of our restricted common stock to Bing Jung for consulting services rendered. The issuance was valued at $.66 per share or $198,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Jung was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Jung had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation and Amendments
3.2	By-Laws
4.1	2005 Stock Option Plan
4.2	2004 Stock Option Plan
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Subscription Agreement for $1,100,000 Financing
10.2	Form of Convertible Note
10.3	Form of Class A Common Stock Purchase Warrant
10.4	Form of Class B Common Stock Purchase Warrant
10.5	Form of Class C Common Stock Purchase Warrant
10.6	Form of Class D Common Stock Purchase Warrant
10.7	John Farley Employment Agreement
10.8	Charles Austin Employment Agreement
10.9	Dr. Mark Alden Consulting Agreement
10.10	Crossfire Network, Inc. Agreement
10.11	Summit Laboratories, Inc. Agreement
10.12	Natures Formulae Health Products Ltd. Agreement
21	Subsidiaries List
23.1	Consent of Manning Elliott, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page of Registration Statement)

ITEM 28.	UNDERTAKINGS.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falkland, Province of British Columbia, Country of Canada, on the 5th day of May 2005.

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

By:	/S/ JOHN FARLEY
JOHN FARLEY
Chief Executive Officer,
President and Director

POWER OF ATTORNEY

The undersigned directors and officers of AVVAA World Health Care Products, Inc. hereby constitute and appoint John Farley, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys- in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ JOHN FARLEY JOHN FARLEY	President, Chief Executive Officer and Director	May 5, 2005

/S/ CHARLES AUSTIN CHARLES AUSTIN	Secretary, Chief Financial Officer and Director	May 5, 2005

/S/ DR. MARK ALDEN DR. MARK ALDEN	Director	May 5, 2005

/S/ JAMES MACDONALD JAMES MACDONALD	Director	May 5, 2005